UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT

PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

ARAVIVE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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3730 Kirby Drive, Suite 1200

Houston, Texas 77098

July 23, 2021

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Aravive, Inc.:

You are cordially invited to attend the 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) of Aravive, Inc., a Delaware corporation (the “Company”). The meeting will be held on Friday, September 10, 2021 at 8:00 a.m. Eastern Time at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina, 27513. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.

At the 2021 Annual Meeting, stockholders will vote on the following matters:

(1)

to elect the two (2) nominees for Class I director named herein to our Board of Directors, each to serve a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified;

(2)	to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2021;
(3)	to approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement; and
(4)	to transact such other business as may properly come before the 2021 Annual Meeting or any adjournments or postponements of the 2021 Annual Meeting.

The matters listed in this notice of meeting are described in detail in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on July 20, 2021 as the record date (the “Record Date”) for determining those stockholders who are entitled to notice of and to vote at the 2021 Annual Meeting or any adjournment or postponement of the 2021 Annual Meeting. The list of the stockholders of record as of the Record Date will be made available for inspection at the 2021 Annual Meeting and will also be available for inspection during the ten days preceding the meeting at the Company’s offices located at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2021 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON SEPTEMBER 10, 2021.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE 2021 ANNUAL MEETING, PLEASE SUBMIT A PROXY TO HAVE YOUR SHARES VOTED AS PROMPTLY AS POSSIBLE BY USING THE INTERNET OR THE DESIGNATED TOLL-FREE TELEPHONE NUMBER, OR BY SIGNING, DATING AND RETURNING BY MAIL THE PROXY CARD ENCLOSED WITH THE PROXY MATERIALS.  IF YOU DO NOT RECEIVE THE PROXY MATERIALS IN PRINTED FORM AND WOULD LIKE TO SUBMIT A PROXY BY MAIL, YOU MAY REQUEST A PRINTED COPY OF THE PROXY MATERIALS (INLCUDING THE PROXY) AND SUCH MATERIALS WILL BE SENT TO YOU.

On behalf of the Board of Directors and the employees of Aravive, Inc. we thank you for your continued support and look forward to speaking with you at the Annual Meeting.

/s/ Gail McIntyre, Ph.D. Gail McIntyre, Ph.D.
Chief Executive Officer and Director

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

PROXY STATEMENT

For the 2021 Annual Meeting of Stockholders to be held on September 10, 2021

GENERAL INFORMATION

We are providing these proxy materials to holders of shares of common stock, $0.0001 par value per share, of Aravive, Inc., a Delaware corporation (including its consolidated subsidiaries, referred to herein as “Aravive,” the “Company,” “we,” or “us”), in connection with the solicitation by the Board of Directors of Aravive (the “Board of Directors”) of proxies to be voted at our 2021 Annual Meeting of Stockholders (the “2021 Annual Meeting”) to be held on September 10, 2021, beginning at 8:00 a.m., Eastern Time, at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina, 27513. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.

The Board of Directors is soliciting votes (1) FOR each of the two (2) Class I directors named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2021; and (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this proxy statement.

ANNUAL MEETING ADMISSION

Only stockholders as of July 20,2021 (the “Record Date”) may attend the 2021 Annual Meeting. If you attend, please note that you will be asked to present government-issued identification (such as a driver’s license or passport) and evidence of your share ownership of our common stock on the Record Date. Such evidence of ownership can be your proxy card. If your shares are held beneficially in the name of a bank, broker or other holder of record and you plan to attend the 2021 Annual Meeting, you will be required to present proof of your ownership of our common stock on the Record Date, such as a bank or brokerage account statement or voting instruction card, to be admitted to the 2021 Annual Meeting.

No cameras, recording equipment or electronic devices will be permitted in the 2021 Annual Meeting.

Information on how to obtain directions to attend the 2021 Annual Meeting is available at: https://aravive.com/.

ADDITIONAL INFORMATION ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these proxy materials because the Board of Directors, is soliciting your proxy to vote at the 2021 Annual Meeting including at any adjournments or postponements thereof, to be held on Friday, September 10, 2021 at 8:00 a.m. Eastern Time.

You are invited to attend the 2021 Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the 2021 Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.  The proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (the “2020 Annual Report”), are being distributed and made available on or about July 30, 2021.

Q:	Why am I receiving these materials?

A:

We have sent you these proxy materials because the Board of Directors of Aravive is soliciting your proxy to vote at the 2021 Annual Meeting, including at any adjournments or postponements of the 2021 Annual Meeting.

Q:	Who can vote at the 2021 Annual Meeting?

A:

Only stockholders of record at the close of business on July 20, 2021(the “Record Date”), will be entitled to vote at the 2021 Annual Meeting. On the Record Date, there were 20,714,004 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on July 20, 2021 your shares were registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may directly vote your shares or submit a proxy to have your shares voted. We urge you to fill out and return the enclosed proxy card or submit a proxy on the internet or telephone as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on July 20, 2021 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2021 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You will receive voting instructions from your broker, bank or nominee describing the available processes for voting your stock.

Q:	What information is contained in the Proxy Statement?

A:

The information included in this Proxy Statement relates to the proposals to be voted on at the 2021 Annual Meeting, the voting process, the compensation of our directors and executive officers, and other required information.

Q:	How do I get electronic access to the proxy materials?

A:	This Proxy Statement and the 2020 Annual Report are available at https://aravive.com/.

Q:	What items of business will be voted on at the 2021 Annual Meeting?

A:

The three (3) items of business scheduled to be voted on at the 2021 Annual Meeting are: (1) the election of our Class I directors named herein; (2) the ratification of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2021; and (3) the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Q:	How does the Board of Directors recommend that I vote?

A:

The Board of Directors recommends that you vote your shares (1) FOR the two (2) nominees for Class I directors named herein for election to the Board of Directors; (2) FOR the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending on December 31, 2021; and (3) FOR the approval, on an advisory basis, of the compensation of our named executive officers, as disclosed in this Proxy Statement.

Q:	What shares can I vote?

A:

You may vote or cause to be voted all shares owned by you as of the close of business on July 20, 2021, the Record Date. These shares include: (1) shares held directly in your name as a stockholder of record; and (2) shares held for you, as the beneficial owner, through a broker or other nominee, such as a bank.

Q:	How may I vote?

A:

You may either vote FOR both of the nominees to the Board of Directors or you may WITHHOLD your vote for either nominee you specify. With respect to Proposals 2 and 3, you may vote FOR, AGAINST, or ABSTAIN. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may have your shares voted by proxy using the enclosed proxy card, or submit your proxy through the internet or by telephone. We urge you to have your shares voted by proxy to ensure your vote is counted.

•

To have your shares voted using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the 2021 Annual Meeting, the proxyholder will vote your shares as you direct.

•

To have your shares voted through a proxy submitted by the internet, go to http://www.voteproxy.com to complete an electronic proxy card. If you vote by telephone call 1-800-776-9437 in the United States or 1-718-921-8500 from foreign countries and follow the instructions. You will be asked to provide the Company number and control number from the enclosed proxy card. Your internet or telephonic proxy must be received by 11:59 p.m., Eastern Time on September 9, 2021 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a voting instruction form with these proxy materials from that organization rather than from Aravive. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

Q:	How many votes do I have?

A:	On each matter to be voted upon, you have one vote for each share of common stock you own as of July 20, 2021.

Q:	What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote in person or proxy by completing your proxy card or submitting your proxy through the internet or by telephone, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (the “NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholder, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 and 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

Q:	What if I return a proxy card or otherwise submit a proxy but do not make specific choices?

A:

If you are a record holder and return a signed and dated proxy card or otherwise submit a proxy without marking voting selections, your shares will be voted, as applicable, FOR the election of all nominees for director, and FOR Proposals 2 and 3. If any other matter is properly presented at the 2021 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares in accordance with the Board of Directors’ recommendations.

Q:	Can I change my vote or revoke my proxy?

A:

You may change your vote or revoke your proxy at any time before the final vote at the 2021 Annual Meeting. To change how your shares are voted or to revoke your proxy if you are the record holder, you may (1) notify our Corporate Secretary in writing at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098; (2) submit a later-dated proxy (either by mail or internet), subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable; or (3) deliver to our Corporate Secretary another duly executed proxy bearing a later date.  You may also revoke your proxy by attending the 2021 Annual Meeting and voting in person.  Attendance at the 2021 Annual Meeting alone will not revoke your proxy.

For shares you hold beneficially, you may change your vote by following the instructions provided by your broker or bank.

Q:	Who can help answer my questions?

A:

If you have any questions about the 2021 Annual Meeting or how to vote, submit a proxy or revoke your proxy, or you need additional copies of this Proxy Statement or voting materials, you should contact the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, or by phone at (936) 355-1910.

Q:	How are votes counted?

A:

In the election of directors, you may vote FOR either or both of the two (2) nominees for Class I directors named herein or you may direct your vote to be WITHHELD with respect to either or both of the two (2) nominees.

With respect to the other proposals, Proposals 2 and 3. On these proposals, if you ABSTAIN, it has the same effect as a vote AGAINST.

If you provide specific instructions, your shares will be voted as you instruct.

Q:	What is a quorum and why is it necessary?

A:

Conducting business at the 2021 Annual Meeting requires a quorum. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote on July 20, 2021 are present at the 2021 Annual Meeting in person or by proxy. Abstentions are treated as present for purposes of determining whether a quorum exists. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the 2021 Annual Meeting. If you are a beneficial owner whose shares are held by a broker, bank or other nominee, you must instruct the broker, bank or nominee how to vote your shares. If you do not provide voting instructions, your shares will not be voted on proposals on which brokers do not have discretionary authority. This is called a “broker non-vote.” Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the 2021 Annual Meeting may be adjourned by the chairperson of the 2021 Annual Meeting or the vote of the stockholders holding a majority of the shares present at the meeting in person or represented by proxy may adjourn the 2021 Annual Meeting to another date.

Q:	What is the voting requirement to approve each of the proposals?

A:

For Proposal 1 (the election of directors), the two (2) persons named herein receiving the highest number of FOR votes (from the holders of votes of shares present in person or represented by proxy at the 2021 Annual Meeting and entitled to vote on the election of directors) will be elected. Only votes FOR will affect the outcome. Abstentions, WITHHELD votes and broker non-votes will have no effect on the outcome of the vote as long as each nominee receives at least one FOR vote. You do not have the right to cumulate your votes.

To be approved, Proposal 2 (ratification of the appointment of BDO USA, LLP, as our independent registered public accounting firm for the year ending December 31, 2021), must receive the affirmative vote from the holders of a majority of those shares present in person or represented by proxy and entitled to vote on that proposal at the 2021 Annual Meeting. Accordingly, abstentions on this proposal will have the same effect as a vote AGAINST the proposal. Because Proposal 2 is a routine matter for which brokers have discretion, broker non-votes will not exist for this matter. Proposal 2 is an advisory vote, and therefore is not binding on us, the Audit Committee of the Board of Directors or the Board of Directors. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of Aravive and its stockholders.

To be approved, Proposal 3, which relates to the approval, on an advisory basis, of the compensation of our named executive officers, must receive FOR votes from the holders of a majority of the shares present or represented by proxy and entitled to vote on that proposal at the 2021 Annual Meeting. Abstentions will have the same effect as an against vote. Broker non-votes will have no effect. This vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

If your shares are held in “street name” and you do not indicate how you wish to vote, your broker is permitted to exercise its discretion to vote your shares on certain “routine” matters. The only routine matter to be submitted to our stockholders at the 2021 Annual Meeting is Proposal 2. None of our other proposals are routine matters. Accordingly, if you do not direct your broker how to vote for a director in Proposal 1 or how to vote for Proposal 3 your broker may not exercise discretion and may not vote your shares on that proposal.

For purposes of Proposal 1 and Proposal 3, broker non-votes are not considered to be “votes cast” at the 2021 Annual Meeting and the shares represented by broker non-votes are not “entitled to vote” on those matters. As such, a broker non-vote will not be counted as a vote FOR or WITHHELD with respect to a director in Proposal 1, a vote FOR or AGAINST with respect to Proposal 3; and, therefore, will have no effect on the outcome of the vote on any such proposal. Abstentions will be counted in determining the total number of shares present in person or represented by proxy and entitled to vote on each of the proposals and will therefore have the effect of a vote AGAINST Proposal 2 and Proposal 3, and will have no effect on the outcome of the vote on Proposal 1.

We encourage you to vote FOR each of the nominees named in Proposal 1, FOR Proposal 2, and FOR Proposal 3.

Q:	What should I do if I receive more than one Proxy Statement?

A:

You may receive more than one Proxy Statement. For example, if you are a stockholder of record and your shares are registered in more than one name, you will receive more than one Proxy Statement. Please follow the voting instructions on all of the Proxy Statements to ensure that all of your shares are voted.

Q:	Where can I find the voting results of the 2021 Annual Meeting?

A:

We intend to announce preliminary voting results at the 2021 Annual Meeting and publish final results in a Current Report on Form 8-K, which will be filed within four (4) business days of the 2021 Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four (4) business days after the 2021 Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four (4) business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q:	What happens if additional matters are presented at the 2021 Annual Meeting?

A:

Other than the three (3) items of business described in this Proxy Statement, we are not aware of any other business to be acted upon at the 2021 Annual Meeting. If you grant a proxy, the persons named as proxy holders, Dr. Gail McIntyre, our Chief Executive Officer, and Mr. Vinay Shah, our Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the 2021 Annual Meeting. If for any unforeseen reason any of our nominees are not available as a candidate for director, the persons named as proxy holders will vote your proxy for any one or more other candidates nominated by the Board of Directors.

Q:	How many shares are outstanding and how many votes is each share entitled?

A:

Each share of our common stock that is issued and outstanding as of the close of business on July 20, 2021, the Record Date, is entitled to be voted on all items being voted on at the 2021 Annual Meeting, with each share being entitled to one vote on each matter. As of the Record Date, July 20, 2021, 20,714,004 shares of common stock were issued and outstanding.

Q:	Who will count the votes?

A:	One or more inspectors of election will tabulate the votes.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed, either within Aravive or to anyone else, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; or (3) to facilitate a successful proxy solicitation.

Q:	Who will bear the cost of soliciting votes for the 2021 Annual Meeting?

A:

The Board of Directors is making this solicitation on behalf of Aravive, which will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. Certain of our directors, officers, and employees, without any additional compensation, may also solicit your vote in person, by telephone, or by electronic communication. On request, we will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders. In addition to the use of the mail, proxies may be solicited by personal interview, telephone, telegram, facsimile and advertisement in periodicals and postings, in each case by our directors, officers and employees without additional compensation. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward solicitation materials to beneficial owners and will be reimbursed for their reasonable expenses incurred in so doing.

Q:	When are stockholder proposals and director nominations due for next year’s Annual Meeting?

A:

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2022 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company in writing not later than March 25, 2022 at Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098. If you wish to submit a proposal (including a director nomination) at the 2022 Annual Meeting, you must comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2022 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2022 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2022 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal that such stockholder intends to present at the 2022 Annual Meeting.

See “Stockholder Proposals For the 2022 Annual Meeting.”

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors currently consists of eight (8) directors and is divided into three classes. Each class serves for three years, with the terms of office of the respective classes expiring in successive years. Directors in Class I will stand for election at the 2021 Annual Meeting, directors in Class II will stand for election at the 2022 Annual Meeting of stockholders and directors in Class III will stand for election at the 2023 Annual Meeting of Stockholders. The terms of office of directors in Class II and Class III do not expire until the annual meetings of stockholders held in 2022 and 2023, respectively.

At the recommendation of our Nominating and Corporate Governance Committee, the Board of Directors proposed that Fredric Eshelman and Sigurd Kirk, as Class I nominees, each of whom is currently serving as a director in Class I, be elected as a Class I director for a three-year term expiring at the 2024 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification, or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority to so vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this Proxy Statement and to serve if elected. Proxies may not be voted for more than two directors. Stockholders may not cumulate votes for the election of directors.

The following is a brief biography of each nominee and each director whose term will continue after the 2021 Annual Meeting.

Nominees to the Board of Directors

Each of the Class I director nominees and their age, position with our company and the expiration of their respective term on the Board of Directors (assuming they are re-elected at the 2021 Annual Meeting) are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director Nominee	Age	Position	Director Since	Term Expires
Fredric N. Eshelman, Pharm. D.	73	Chairman of the Board	2020	2024
Sigurd C. Kirk	55	Director	2021	2024

Fredric N. Eshelman, Pharm. D, Chairman of the Board of Directors

Dr. Eshelman has served as the Chairman of the Board of Directors since April 8, 2020.  Dr. Eshelman is the Founder of Eshelman Ventures, LLC, an investment company primarily interested in healthcare companies. Previously, he founded and served as Chairman and Chief Executive Officer of Pharmaceutical Product Development, Inc. (PPD) prior to the sale of the company to private equity interests. After PPD, he served as founding chairman and was the largest shareholder of Furiex Pharmaceuticals, Inc. (FURX), a company which in-licensed and rapidly developed new medicines. Furiex was sold to Forest Laboratories Inc. (which was later acquired by Actavis) in 2014. His career has also included positions as SVP development and board member of the former Glaxo, Inc., as well as management positions with Beecham Laboratories and Boehringer Mannheim Pharmaceuticals. He is currently chairman of several biotech companies and is also a member of the Board of Directors Amplitude Healthcare Acquisition Corp. (Nasdaq: AMHC) and Eyenovia Inc. (Nasdaq: EYEN). Dr. Eshelman previously was chairman of The Medicines Company (MDCO) and was on the board of Bausch Health (BHC) and G1 Therapeutics, Inc. (Nasdaq: GTHX). Dr. Eshelman has served on the executive committee of the Medical Foundation of North Carolina and was appointed by the North Carolina General Assembly to serve on the Board of Governors for the state's multi-campus university system (chair of audit committee), as well as the North Carolina Biotechnology Center. In addition, he chairs the board of visitors for the School of Pharmacy at University of North Carolina at Charlotte (UNC-CH). The school was named the UNC Eshelman School of Pharmacy in recognition of his many contributions to the school and the profession.

He has received many awards including the Davie and Distinguished Service Awards from UNC, outstanding alumnus from both the UNC and University of Cincinnati schools of pharmacy, Life Science Leadership Award (CED) and the North Carolina Biotech Hall of Fame. Dr. Eshelman received the doctor of pharmacy from the University of Cincinnati, completed a residency at Cincinnati General Hospital, and received a BS Pharm from UNC-CH. He completed the OPM program at Harvard Business School. Dr. Eshelman also received an honorary doctor of science from UNC-CH.

We believe Dr. Eshelman is qualified to serve as a member of our Board of Directors based on his experience in the life sciences, biotechnology and pharmaceutical industries and for his knowledge of corporate development matters.

Sigurd C. Kirk, Director

Mr. Kirk has served as a member of the Board of Directors since May 12, 2021. Mr. Kirk is a senior corporate business development executive with more than 15 years of pharmaceutical experience in the areas of branded biopharmaceutical, medical device and generic products. From 2009 until its acquisition by AbbVie Inc. in May 2020, Mr. Kirk held various positions at Allergan plc. (formerly Actavis). From May 2012 until May 2020, Mr. Kirk was Executive Vice President, Corporate Business Development at Allergan plc., where he was a member of the 12-person Executive Leadership Team. He was an integral member assessing development and commercial opportunities, leading due diligence, as well as negotiating and transacting key legal and financial terms. Mr. Kirk also served as Senior Vice President, Global Controller and Chief Accounting Officer for Barr Pharmaceuticals, Inc. from 2003 until 2009. Mr. Kirk started his career at Deloitte & Touche as an Audit Manager, earning his CPA certification. Mr. Kirk received his Bachelor of Business Administration degree from Pace University.

We believe Mr. Kirk is qualified to serve as a member of our Board of Directors based on his experience in the pharmaceutical and biopharmaceutical industries.

Vote Required

Provided that a quorum is present, the nominees for director receiving a plurality of the votes cast at the 2021 Annual Meeting in person or by proxy will be elected. Accordingly, the two nominees receiving the highest number of votes will be elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THESE NOMINEES AS DIRECTORS

Continuing Directors

The directors who are serving terms that end following the 2021 Annual Meeting and their ages, position, length of service on the Board of Directors and the expiration of their respective terms are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name of Director	Age	Position	Director Since	Term Expires

Class II Directors
Amato Giaccia, Ph.D.	62	Director	2018	2022
John A. Hohneker, M.D.	61	Director	2021	2022
Michael Rogers	61	Director	2020	2022

Class III Directors
Gail McIntyre, Ph.D.	58	Chief Executive Officer and Director	2020	2023
Peter T.C.Ho, M.D., Ph.D.	59	Director	2021	2023
Eric Zhang	40	Director	2018	2023

Class II Directors

Amato Giaccia, Ph.D., Director

Dr. Giaccia has served as a member of the Board of Directors since the merger (the “Merger”) that was completed on October 12, 2018 between Versartis, Inc. (“Versartis”), and Aravive Biologics, Inc. (“Aravive Biologics”) pursuant to which Aravive Biologics survived as our wholly owned subsidiary.  Prior to the closing date of the Merger, he also served as a member of the Board of Directors of Private Aravive from August 2010 to October 2018 and as Acting Chief Scientific Officer of Private Aravive from January 2017 until the Merger was completed on October 12, 2018. Dr. Giaccia also served as Professor of Radiation Oncology, Associate Chair for Research & Director of the Division of Radiation & Cancer Biology in the Department of Radiation Oncology at Stanford University School of Medicine, a position he has held since 2011 and has been a Director of Oxford Institute of Radiation Oncology since January 2019.  He is also the Associate Director for Basic Science and leader of the Radiation Biology Program in Stanford Cancer Institute. He has also served as the Director of the Cancer Biology Interdisciplinary Graduate Program and is currently the “Jack, Lulu and Sam Willson Professor in Cancer Biology” in the Stanford University School of Medicine. He received his Ph.D. from the University of Pennsylvania.

We believe that Dr. Giaccia is able to make valuable contributions to the Board of Directors due to his extensive scientific and medical knowledge and experience and his familiarity with Aravive’s technology as the leader of the laboratory in which it originated.

John A. Hohneker, M.D., Director

Dr. Hohneker has served as a member of the Board of Directors since May 12, 2021. Dr. Hohneker has 30 years of drug development and leadership experience within the biotech and pharmaceutical industry. Dr. Hohneker served as President and Chief Executive Officer of Anokion SA, a biotechnology company, from January 2018 to January 2021. Prior to joining Anokion SA, Dr. Hohneker was President of Research and Development at FORMA Therapeutics Inc., a biotechnology company, from August 2015 to January 2018. From 2001 to 2015, Dr. Hohneker held roles of increasing responsibility at Novartis AG, most recently as Senior Vice President and Global Head of Development, Immunology and Dermatology. Prior to joining Novartis, he held positions of increasing responsibility at Glaxo Wellcome and its legacy company, Burroughs Wellcome.

Since January 2021, Dr. Hohneker has served on the Board of Directors of Evelo Biosciences, Inc., a publicly-traded company. From January to November 2017, he served on the Board of Directors of Dimension Therapeutics Inc., a biotechnology company, until it was acquired by Ultragenyx Pharmaceutical Inc. Dr. Hohneker received a bachelor’s degree in chemistry from Gettysburg College and an M.D. from the University of Medicine and Dentistry of New Jersey at Rutgers Medical School. He completed his internship and residency in internal medicine and his fellowship in medical oncology, all at the University of North Carolina at Chapel Hill.

We believe Dr. Hohneker is qualified to serve as a member of our Board of Directors based on his experience in the pharmaceutical and biotech industries.

Michael Rogers, Director

Mr. Rogers has served as a member of the Board of Directors since September 15, 2020. Mr. Rogers has served as Chief Financial Officer of Apnimed, Inc. since November 2020. Prior to Apnimed, he served as Chief Financial Officer at Aerpio Pharmaceuticals, Inc. (Nasdaq: ARPO) from November 2017 to October 15, 2019. Prior to Aerpio Pharmaceuticals, Inc., he served as Chief Financial Officer at Acorda Therapeutics, Inc. (Nasdaq: ACOR) from 2013 to 2016 and held executive and leadership positions at BG Medicine, Indevus Pharmaceuticals (acquired by Endo Pharmaceuticals), Advanced Health Corporation and Autoimmune. Mr. Rogers currently serves as a member of the Board of Directors for Akebia Therapeutics (Nasdaq Global Market: AKBA), with previous advisory experience at Keryx Biopharmaceuticals, Eyepoint Pharmaceuticals and Coronado Biosciences. Earlier in his career, Mr. Rogers was an investment banker at Lehman Brothers and PaineWebber, where he focused on life sciences companies. He earned his M.B.A. from the Darden School of Business at the University of Virginia and received his bachelor’s degree from Union College.

We believe that Mr. Rogers is able to make valuable contributions to the Board of Directors due to his extensive public company experience as an officer and director of biotechnology companies.

Class III Directors

Peter T. C. Ho, M.D., Ph.D., Director

Dr. Ho has served as a member of the Board of Directors since May 12, 2021. Dr. Ho has more than 25 years of biotechnology and pharmaceutical industry experience in numerous operational roles. Dr. Ho served as the Chief Medical Officer of Boston Pharmaceuticals, Inc. from 2018 until 2020. From September 2014 until 2017, Dr. Ho served in various roles at Epizyme, Inc., a commercial stage biopharmaceutical company, including as Executive Vice President and Chief Medical Officer from September 2015 until December 31, 2017 and Chief Development Officer from September 2014 to September 2015. Dr. Ho served as Chief Executive Officer of Metastagen Inc., a pharmaceutical preparation company that he co-founded, from February 2013 until September 2014, as President of BeiGene Ltd., a biopharmaceutical company based in Beijing, China that he co-founded, from October 2010 to December 2012, as Vice President of Oncology Development at Johnson & Johnson from September 2008 to September 2010 and, prior to that, as Senior Vice President of the Oncology Center of Excellence for Drug Development at GlaxoSmithKline. Dr. Ho currently serves on the Scientific Advisory Board of Accent Therapeutics, Inc. and is a Senior Scientific and Medical Advisor to Overland Pharmaceuticals (US) Inc., D3 Bio, Inc., based in Hong Kong, and M4K Pharma, based in Toronto, CA. Over his career, Dr. Ho has been directly responsible for the first-in-human dosing of 19 anticancer agents and has overseen the development of over 60 hematology and oncology compounds in all phases of clinical trials. His work has contributed to eleven NCE or biologics approvals to date: Gleevec®; Arranon®; Tykerb®; Promacta®; Votrient®; Synribo®; Tafinlar®; Mekinist®; Sylvant®; Rydap®, and Tazverik®.

Dr. Ho is currently an Adjunct Associate Professor in the Division of Chemical Biology and Medicinal Chemistry at the Eshelman School of Pharmacy, University of North Carolina. Dr. Ho received his M.D. and Ph.D. (pharmacology) degrees from Yale University and then completed a pediatrics residency at The Children's Hospital of Boston followed by clinical fellowships in pediatric hematology/oncology at the Dana-Farber Cancer Institute and in clinical oncology and regulatory sciences jointly through the U.S. FDA and the National Cancer Institute. He received his bachelor’s degree in Biology at Johns Hopkins University.

We believe Dr. Ho is qualified to serve as a member of our Board of Directors based on his experience in the pharmaceutical and biopharmaceutical industries.

Gail Mclntyre, Ph.D., Chief Executive Officer and Director

Dr. McIntyre has served as a member of the Board of Directors and as our President and Chief Executive Officer since April 8, 2020 and from February 2019 until her appointment as our Chief Executive Officer, as our Chief Scientific Officer. Dr. McIntyre also served as our Senior Vice President of Research and Development from the Merger until February 2019 and served as Aravive Biologics’ Senior Vice President of Research and Development from January 2017 to October 2018 and a consultant to Aravive Biologics from August 2016 until January 2017. Having brought multiple drugs to market, Dr. McIntyre has more than 20 years of experience in drug development, strategic business development, licensing and M&A activities. Dr. McIntyre has served as a principal at IntelliDev Consulting, LLC providing consulting services to several biotechnology companies for three years, while also serving as VP of Development for Meryx, Inc. from January 2014 until January 2016. Prior to that, Dr. McIntyre held the position of senior vice president of research at Furiex Pharmaceuticals, Inc. and previously served as head of Pharmaceutical Product Development LLC’s (PPD) compound partnering business. At both Furiex and PPD, she strategized and managed all preclinical and clinical activities for drug development programs and was responsible for identification of new partnering opportunities and technical due diligence for both in-licensing opportunities and new business acquisitions. At PPD, she led the partnering and the in-licensing of Alogliptin from Syrrx, Inc. at preIND stage and the licensing to Takeda at Phase 2. She was instrumental to the licensing of Dapoxetine to what is currently Johnson & Johnson and then The Menarini Group. She played a pivotal role in the $1.1 billion acquisition of Allergan in 2014 and successfully negotiated with CSS on scheduling for Viberzi, in addition to driving all aspects of development. Dr. McIntyre has authored more than 30 regulatory submissions and is a board-certified toxicologist. Her experience covers multiple therapeutic areas including oncology (including immune-oncology), infectious diseases, central nervous system, gastrointestinal, and metabolic/endocrine as well as various therapies including small drugs, treatment vaccines, antibodies, immunoconjugates and peptide mimetics. Dr. McIntyre is also board certified in Clinical Pathology (hematology and clinical chemistry) by the American Society of Clinical Pathology. Dr. McIntyre received her B.A. in Biology from Merrimack College. She earned M.S. and Ph.D. degrees in Biochemistry and Biophysics from the University of North Carolina at Chapel Hill.

We believe that Dr. McIntyre is able to make valuable contributions to the Board of Directors due to her clinical and leadership experience in the healthcare and pharmaceutical industries.

Eric Zhang, Director

Mr. Zhang has served as a member of the Board of Directors since the Merger. Prior to the closing date of the Merger, he also served as a member of the Board of Directors of Aravive Biologics from June 2016 to October 2018. Mr. Zhang is the Managing Partner of New Era Technologies Management Ltd., a company he founded in 2016, which is a multi-strategy investor in biotechnology and applied physical sciences companies. From 2013 until 2016, when he founded New Era Technologies Management Ltd, Mr. Zhang was the manager of his family office investments. Mr. Zhang joined J.P. Morgan’s China Investment Banking team in Hong Kong in 2006. In the subsequent seven years, Mr. Zhang worked for Macquarie Capital and Barclays Capital in Hong Kong, responsible for covering clients in the healthcare and technology sectors in the Greater China region. Mr. Zhang received a Bachelor of Commerce and BA in Economics from Queen’s University in Kingston, Canada.

We believe that Mr. Zhang is able to make valuable contributions to the Board of Directors due to his extensive experience as an investor in and director of our company and other biotechnology companies.

Family Relationships

There are no family relationships among any of our directors or executive officers.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Independence of the Board of Directors

Our common stock is listed on the Nasdaq Global Select Market, or the Nasdaq. Under the Nasdaq listing standards, independent directors must comprise a majority of a listed company’s Board of Directors and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the Nasdaq listing standards, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Directors, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Dr. McIntyre, due to her current position as Chief Executive Officer of our company, is “independent” as that term is defined under the rules of the Nasdaq. As a result, Dr. Eshelman, Dr. Giaccia, Dr. Ho, Dr. Hohneker, Mr. Kirk, Mr. Rogers, and Mr. Zhang, and are deemed to be “independent” as that term is defined under the rules of the Nasdaq.

In making these determinations, the Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances the Board of Directors deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee director, and the transactions involving them described in the section of this Proxy Statement entitled “Transactions with Related Persons, Promoters and Certain Control Persons—Certain Related-Person Transactions—Independence of the Board of Directors.”

Board Leadership Structure

The Board of Directors has an independent Chairman, Dr. Eshelman, who has authority, among other things, to call and preside over meetings of the Board of Directors, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. Accordingly, the Chairman of the Board has substantial ability to shape the work of the Board of Directors. We believe that separation of the positions of Chairman of the Board and Chief Executive Officer reinforces the independence of the Board of Directors in its oversight of our business and affairs. In addition, we believe that having an independent Chairman of the Board creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board of Directors to monitor whether management’s actions are in our best interests and the best interests of our stockholders. As a result, we believe that having an independent Chairman of the Board can enhance the effectiveness of the Board of Directors as a whole.

Risk Oversight

One of the Board of Directors’ key functions is informed oversight of our risk management process. The Board of Directors does not have a standing risk management committee, but rather administers this oversight function directly through the Board of Directors as a whole, as well as through various standing committees of the Board of Directors that address risks inherent in their respective areas of oversight. In particular, the Board of Directors is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for us. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function at the time of its establishment. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board and Committee Meetings and Attendance

The Board of Directors and its committees meet regularly throughout the year, and also hold special meetings and act by written consent from time to time. During 2020, the Board of Directors met twenty one (21) times, the Audit Committee met four (4) times, the Compensation Committee met ten (10) times and the Nominating and Corporate Governance Committee met two (2) times. During 2020, each current member of the Board of Directors attended at least 75% of the aggregate of all meetings of the Board of Directors and of all meetings of committees of the Board of Directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting

Our policy is to invite and encourage each member of the Board of Directors to be present at our annual meetings of stockholders (assuming that we hold in-person annual meetings). Due to the COVID-19 pandemic, our 2020 Annual Meeting of Stockholders was a virtual meeting. Four directors attended our virtual 2020 Annual Meeting of Stockholders.

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted policies and procedures for review, approval and monitoring of transactions involving Aravive and “related persons” (directors and executive officers or their immediate family members, or stockholders owning 5% or greater of the Company’s outstanding stock). The policy covers any related person transaction that meets the minimum threshold for disclosure in the Proxy Statement under the relevant rules of the Securities and Exchange Commission (the “SEC”). Pursuant to our charter, our Audit Committee reviews on an on-going basis for potential conflicts of interest, and approve if appropriate, all our “Related Party Transactions.” For purposes of the Audit Committee Charter, “Related Party Transactions” means those transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

A discussion of our current related person transactions appears in this Proxy Statement under “Transactions with Related Persons, Promoters and Certain Control Persons.”

Communication with Directors

Historically, the Company has not provided a formal process related to stockholder communications with the Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board of Directors has been excellent.

Stockholders and interested parties who wish to communicate with the Board of Directors, non-management members of the Board of Directors as a group, a committee of the Board of Directors or a specific member of the Board of Directors may do so by letters addressed to the attention of our Corporate Secretary.

The address for these communications is: Aravive, Inc., c/o Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to  us and written representations that no other reports were required, during the fiscal year ended December 31, 2020, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Code of Conduct

We have adopted a Code of Conduct that applies to all officers, directors and employees, including those officers responsible for financial reporting. The full text of the Code of Conduct is posted on our website at https://aravive.com/ and a copy will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.  If we make any substantive amendments to the Code of Conduct or grant any waiver from a provision of the Code of Conduct to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website or by filing with the SEC a Current Report on Form 8-K, in each case if such disclosure is required by SEC or the Nasdaq rules.

Anti-Hedging/Anti-Pledging Policy

The Company has adopted an insider trading policy which incorporates anti-hedging and anti-pledging provisions. Consequently, no employee, executive officer or director may enter into a hedge or pledge of the Company’s common stock, including short sales, derivatives, put options, swaps and collars.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors has the authority to appoint committees to perform certain management and administration functions. As disclosed above, the Board of Directors has established an Audit Committee, a Compensation Committee and Nominating and Corporate Governance Committee. The Board of Directors may establish other committees to facilitate the management of our company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the Board of Directors.

All of the committees comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq, and SEC, rules and regulations as further described below. The charters for each of these committees are available on our website at https://aravive.com/. Information contained on or accessible through our website is not a part of this Proxy Statement and the inclusion of such website address in this Proxy Statement is an inactive textual reference only.

Committees of the Board of Directors

The table set forth below shows the directors who are currently members or Chairman of each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  From time to time, the Board of Directors may also establish ad hoc committees to address particular matters.

Name	Audit	Compensation	Nominating and Corporate Governance
Fredric N. Eshelman, Pharm. D.**	—	—	Member
Amato Giaccia, Ph.D.	Member	Member	Chairman
Peter T. C. Ho, M.D., Ph.D.	—	—	—
John Hohneker, M.D	—	Member	—
Sigurd C. Kirk	Member	—	—
Gail McIntyre, Ph.D.*	—	—	—
Michael W. Rogers	Chairman	Chairman	—
Eric Zhang	Member	—	—

*	Dr. McIntyre joined the Board of Directors effective April 8, 2020 as a Class III member. She is not a member of any of the committees of the Board of Directors.
**	Dr. Eshelman serves as the Chairman of the Board of Directors.

Below is a description of each committee of the Board of Directors.

Audit Committee

Messrs. Rogers, Zhang and Kirk currently serve as members of the Audit Committee. The Board of Directors has determined that Messrs. Rogers, Zhang and Kirk are each “independent” in accordance with the Nasdaq definition of independence. The board of directors has determined that each of Messrs. Rogers, Zhang and Kirk has the related financial management expertise within the meaning of the Nasdaq rules, that Mr. Rogers and Mr. Kirk is each and “audit committee financial expert” as defined by SEC regulations and that each member of the Audit Committee is “financially literate” under the applicable rules and regulations of the SEC and Nasdaq.

The primary purpose of the Audit Committee is to act on behalf of the Board of Directors in fulfilling the Board of Directors’ oversight responsibilities with respect to our corporate accounting and financial reporting processes, systems of internal control over financial reporting and audits of financial statements, as well as the quality and integrity of our financial statements and reports and the qualifications, independence and performance of the registered public accounting firm or firms engaged as our independent outside auditors for the purpose of preparing or issuing an audit report or performing audit services. Specific responsibilities of the Audit Committee include:

•	evaluating the performance of and assessing the qualifications of the independent auditors;

•	determining and approving the engagement of the independent auditors;

•	determining whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;

•	reviewing and approving the retention of the independent auditors to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent auditors on our audit engagement team as required by law;

•	reviewing and approving or rejecting transactions between us and any related persons;

•	conferring with management and the independent auditors regarding the effectiveness of internal controls over financial reporting;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•	meeting to review our annual audited financial statements and quarterly financial statements with management and the independent auditor.

The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://aravive.com/. The charter describes in more detail the nature and scope of responsibilities of the Audit Committee.

Compensation Committee

Dr. Giaccia, Dr. Hohneker and Mr. Rogers and currently serve as members of the Compensation Committee, each of whom the Board of Directors has determined is independent in accordance Rule 10C-1 under the Exchange Act and the Nasdaq definition of independence and that each is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The primary purpose of the Compensation Committee is to discharge the responsibilities of the Board of Directors to oversee compensation policies, plans and programs and to review and determine the compensation to be paid to the executive officers, directors and other senior management, as appropriate. Specific responsibilities of the Compensation Committee include:

•

reviewing and approving, or recommending that the independent members of the Board of Directors approve, goals and objectives relevant to the compensation of executive officers, and evaluating performance in light of such goals and objectives, including reviewing and approving employment, severance, change in control provisions and other compensatory arrangements;

•	reviewing and approving the compensation of the directors;

•	overseeing the administration of equity incentive plans and approve grants and awards;

•	reviewing and making recommendations to the Board of Directors regarding the adoption, amendment and termination of our equity incentive plans;

•	assessing the independence of independent compensation consultants, legal counsel or other advisors to the committee, before retaining them;

•

reviewing and discussing with management our disclosures regarding compensation for use in any annual reports on Form 10-K, registration statements or proxy statements, to the extent required by law or Nasdaq listing requirements;

•	preparing and reviewing the Compensation Committee report on executive compensation included in our annual proxy statement, to the extent required by law and Nasdaq listing requirements;

•	investigating any matter brought to the attention of the Compensation Committee within the scope of its duties, if in the judgment of the Compensation Committee, such investigation is appropriate; and

•	reviewing and evaluating the performance of the Compensation Committee and the adequacy of its charter.

The Compensation Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://aravive.com/. The charter describes in more detail the nature and scope of responsibilities of the Compensation Committee.

Nominating and Corporate Governance Committee; Director Nominations

Dr. Giaccia and Dr. Eshelman currently serve as members of the Nominating and Corporate Governance Committee, each of whom, the Board of Directors has determined is independent in accordance with the Nasdaq definition of independence. Specific responsibilities of the Nominating and Corporate Governance Committee include:

•	identifying, evaluating and recommending to the Board of Directors, candidates for election to the board, and making recommendations regarding re-election of incumbent directors;

•

considering recommendations and proposals submitted by stockholders in respect of board nominees, establishing policies in respect of such recommendations and proposals (including stockholder communications with the Board of Directors), and recommending any action to the board in respect of such stockholder recommendations and proposals;

•	identifying, evaluating and recommending to the Board of Directors, candidates to serve on committees of the board of directors,

•	assessing the performance of the Board of Directors; and

•

developing, recommending to the Board of Directors and reviewing corporate governance principles, and periodically reviewing such principles, our code of business conduct and other governance principles and making recommendations to the Board of Directors in respect thereof.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to our affairs, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, our operating requirements and the long-term interests of its stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Company and the Board of Directors, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to us during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board of Directors’ self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board of Directors by majority vote.

The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board of Directors, which is available on our website at https://aravive.com/. The charter describes in more detail the nature and scope of responsibilities of the Nominating and Corporate Governance Committee.

Stockholder Recommendations for Nominations to the Board of Directors

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2022 Annual Meeting of Stockholders under SEC Rule 14a-8 must submit such proposals in writing by March 25, 2022 to Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary; however, if the annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline will be a reasonable time prior to the time that we begin to print and send our proxy materials, as specified in a Current Report on Form 8-K filed by us with the SEC. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors at the next annual meeting (that is not to be included in next year’s proxy materials) may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, no earlier than the close of business on May 13, 2022 and no later than the close of business on June 12, 2022; however, our Bylaws provide that in the event that the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, this advance notice must be received no earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Submissions must include all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act, the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of our common stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Ad Hoc Committees

During the year ended December 31, 2020, we also had a Research & Development Committee which was terminated in January 2021 and a Business Strategy Committee which was terminated in November 2020.

Changes to Procedures for Recommending Nominees to the Board of Directors.

None.

DIRECTOR COMPENSATION

The Board of Directors reviews the compensation of our non-employee directors from time to time to ensure that the amount and form of such compensation reflects the practices of the competitive market. In January 2020, the Board of Directors evaluated a competitive market analysis prepared by the Compensation Committee’s compensation consultant, Korn Ferry, which assessed our then-current director compensation policy. This analysis examined how our director compensation levels, practices, and design features compared to the constituent members of our compensation peer group, which was the same peer group that the Compensation Committee used as a reference when setting executive compensation. Based on this analysis, as well as its consideration of our financial performance, general market conditions, and the interests of our stockholders, the Board of Directors determined at that time to maintain our non-employee director compensation policy at its then-current cash and equity compensation levels. These compensation levels were maintained until September 2020 when the Board of Directors evaluated a competitive market analysis prepared by the Compensation Committee’s compensation consultant, Korn Ferry, which assessed our then-current director compensation policy. In September 2020, the committee annual fees remained the same, the non-executive annual cash compensation was increased from $40,000 to $65,000, the cap for total compensation to be received by the chairperson was increased from $70,000 to $95,000, and the annual equity awards and new director awards were revised from a grant of an option to purchase 7,500 shares of common stock to a grant of an option to purchase shares of common stock having a grant date fair market value of $75,000.

The following table shows for the fiscal year ended December 31, 2020 certain information with respect to the compensation of all of our non-employee directors that served as directors during the year ended December 31, 2020:

DIRECTOR COMPENSATION FOR FISCAL 2020

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Restricted Stock Awards ($)	Total ($)
Fredric N. Eshelman, Pharm. D.(2)	$69,813	$188,271	—	$258,084
Amato Giaccia, Ph.D.	$64,014	$75,016	—	$139,030
Michael W. Rogers(3)	$23,987	$149,904	—	$173,891
Raymond Tabibiazar, M.D.(4)	$75,204	$75,016	—	$150,220
Eric Zhang	$55,313	$75,016	—	$130,328
Jay Shepard (5)	$17,500	$57,348	—	$74,848
Srinivas Akkaraju, M.D., Ph.D.(5)	$12,750	—	—	$12,750
Robert E. Hoffman (5)	$15,875	—	—	$15,875

(1)

In accordance with SEC rules, this column reflects the aggregate fair value of the option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 2 and Note 9 to our consolidated financial statements included in the 2020 Annual Report.

(2)	Dr. Eshelman was appointed Chairman of the Board on April 8, 2020.
(3)	Mr. Rogers was appointed as a director on September 15, 2020.
(4)

The compensation earned is for our former director who resigned effective December 31, 2020. On December 31, 2020, we entered into a consulting agreement with Dr. Tabibiazar. See “Transactions With Related Persons-Certain Related Person Transactions” for additional information regarding the terms of the consulting agreement.

(5)

The compensation earned is for our former directors who resigned effective April 8, 2020. Upon their resignation from the Board of Directors, we entered into an agreement with each of Srini Akkaraju, Jay Shepard and Robert Hoffman to extend the period for which each of them has the right to exercise vested options from three months to one year from the date of resignation. In addition, the agreements with Mr. Hoffman and Dr Akkaraju provide for full accelerated vesting of all options granted to each of them and the agreement with Mr. Shepard provides for acceleration of vesting of the options and restricted stock units granted to him that would have otherwise vested on or before the twelve- month anniversary of the resignation date.

The table below shows the aggregate number of option awards outstanding at fiscal year-end for each of our non-employee directors that served as directors during the year ended December 31, 2020.

Name	Number of Shares Subject to Outstanding Options as of December 31, 2020
Fredric Eshelman, Pharm. D.(1)	26,755
Amato Giaccia, Ph.D.(2)	256,445
Michael Rogers(3)	30,011
Raymond Tabibiazar, M.D.(2)(4)	670,551
Eric Zhang	35,717
Jay Shepard(5)	179,049
Srinivas Akkaraju, M.D., Ph.D.(5)	23,457
Robert Hoffman(5)	—

(1)	Dr. Eshelman was appointed Chairman of the Board on April 8, 2020.
(2)

Amounts in the director compensation table above for Dr. Giaccia and Dr. Tabibiazar include options assumed by us in the Merger that were issued to such individuals by Aravive Biologics prior to the Merger.

(3)	Mr. Rogers was appointed as a director on September 15, 2020.
(4)	The number of outstanding options is for our former director who resigned effective December 31, 2020.
(5)	The number of outstanding options is for our former director who resigned effective April 8, 2020.

NON-EMPLOYEE DIRECTOR COMPENSATION POLICY

Under our non-employee director compensation policy in effect during the year ended December 31, 2020, we paid each of our non-employee directors a cash retainer for service on the Board of Directors and for service on each committee on which the director is a member. The chairman of each committee receives an additional retainer for such service. These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board of Directors.

The retainers paid to non-employee directors for service on the Board of Directors and for service on each committee of the Board of Directors on which the director was a member for the year ended December 31, 2020 are as follows:

	Member Annual Service Retainer	Chairman Annual Service Retainer
Board	$65,000	$30,000	*
Audit Committee	$7,500	$15,000
Compensation Committee	$5,000	$12,500
Nominating and Corporate Governance Committee	$3,500	$10,000
Research & Development Committee	$3,500	$10,000
Business Strategy Committee	$3,500	$10,000

*

In September 2020, the policy was amended to increase the non-executive annual cash compensation from $40,000 to $65,000, increase the cap for total compensation to be received by the chairperson from $70,000 to $95,000, and the annual equity awards and new director awards were revised from a grant of an option to purchase 7,500 shares of common stock to a grant of an option to purchase shares of common stock having a grant date fair market value of $75,000

The Board of Directors reviews the compensation of our non-employee directors from time to time to ensure that the amount and form of such compensation reflects the practices of the competitive market. In September 2020, the Board of Directors evaluated a competitive market analysis prepared by the Compensation Committee’s compensation consultant, Korn Ferry, which assessed our then-current director compensation policy. This analysis examined how our director compensation levels, practices, and design features compared to the constituent members of our compensation peer group, which is the same peer group that we use as a reference when setting executive compensation. Based on this analysis, as well as its consideration of our financial performance, general market conditions, and the interests of our stockholders, the Board of Directors determined to amend our non-employee director compensation policy, effective September 8, 2020, to provide the cash compensation set forth above and the equity compensation described below.

On the date of each annual meeting of stockholders held, each non-employee director that continues to serve as a non-employee member on the Board of Directors will receive options to acquire shares of common stock having a fair value on the grant date of $75,000, vesting 1/12th per month with full vesting, if not fully vested at such time, on the date of our next annual meeting of stockholder. The exercise price of such options will equal the fair market value of our common stock on the date of grant. For any new non-employee director who joins the Board of Directors at a time other than at the annual stockholder meeting, then, in addition to the new non-employee director grants described below, such  directors  will receive an option to purchase  shares of common stock, such number of shares of common stock equity equal to the product of the (i) number of shares of common stock having a grant date fair value of $75,000 and (ii) a fraction with (x) a numerator equal to the number of days between the date of the director’s initial election or appointment to the Board of Directors and the date which is the first anniversary of the date of the most recent annual stockholder meeting occurring before the director is elected or appointed to the Board of Directors, and (y) a denominator equal to 365. In addition, each new non-employee director who joins the Board of Directors receives an option to purchase a number of shares of common stock having a grant date fair value of $75,000, which vests monthly over a three year period of time. In each case, vesting of the award is subject to the director’s continuous service on each vesting date. This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders in accordance with the terms of the policy. On July 1, 2021,we issued to each of Dr. Ho, Dr. Hohneker and Mr. Kirk a new director option to purchase 15,435 shares of common stock and an annual option to purchase 5,245 shares of common stock. On September 15, 2020, upon his appointment to the Board, Mr. Rogers was issued an annual option to purchase 15,024 shares of common stock and a new director option to purchase 14,987 shares of common stock. On September 14, 2020 we issued an option to each of Dr. Eshelman, Dr. Giaccia, Dr. Tabibiazar, and Mr. Zhang to purchase 16,029 shares of our common stock. On June 1, 2020, we issued Dr. Eshelman a new director option to purchase 7,500 shares of common stock and an annual option to purchase 3,226 shares of common stock. On January 9, 2020 the Compensation Committee issued to Mr. Shepard an option to purchase 5,075 shares of our common stock in accordance with our director compensation policy for his transition to Chairman of the Board of Directors.

Directors have been and will continue to be reimbursed for expenses directly related to their activities as directors, including attendance at board and committee meetings. Directors are also entitled to the protection provided by their indemnification agreements and the indemnification provisions in our certificate of incorporation and bylaws.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has selected BDO USA, LLP, an independent registered accounting firm, to audit the books and financial records of the Company for the year ending December 31, 2021. Aravive is asking its stockholders to ratify the appointment of BDO USA, LLP as Aravive’s independent registered public accounting firm for fiscal 2021.

A representative of BDO USA, LLP is expected to be present either in person or via teleconference at the 2021 Annual Meeting and available to respond to appropriate questions, and will have the opportunity to make a statement if he or she desires to do so.

Vote Required

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2021 Annual Meeting will be required to approve the ratification of the appointment of Aravive’s independent registered public accounting firm. Abstentions will be counted and will have the same effect as a vote against the proposal. Ratification of the appointment of BDO USA, LLP by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the 2021 Annual Meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF BDO USA, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING ON DECEMBER 31, 2021.

AUDIT COMMITTEE REPORT1

The Audit Committee has reviewed and discussed Aravive’s audited consolidated financial statements as of and for the year ended December 31, 2020 with the management of Aravive and BDO USA, LLP, Aravive’s independent registered public accounting firm. Further, the Audit Committee has discussed with BDO USA, LLP the matters required by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC, and other applicable regulations, relating to the firm’s judgment about the quality, not just the acceptability, of Aravive’s accounting principles, the reasonableness of significant judgments and estimates, and the clarity of disclosures in the consolidated financial statements.

The Audit Committee also has received the written disclosures and the letter from BDO USA, LLP required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence, which relate to BDO USA, LLP’s independence from Aravive, and has discussed with BDO USA, LLP its independence from Aravive. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of non-audit services to Aravive is compatible with maintaining the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from Aravive and its management. The Audit Committee also considered whether, and determined that, the independent registered public accounting firm’s provision of other non-audit services to us was compatible with maintaining BDO USA, LLP’s independence. The Audit Committee also reviewed management’s report on its assessment of the effectiveness of Aravive’s internal control over financial reporting. In addition, the Audit Committee reviewed key initiatives and programs aimed at strengthening the effectiveness of Aravive’s internal and disclosure control structure. The members of the Audit Committee are not our employees and are not performing the functions of auditors or accountants. Accordingly, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures or to set auditor independence standards. Members of the Audit Committee necessarily rely on the information provided to them by management and the independent auditors. Accordingly, the Audit Committee’s considerations and discussions referred to above do not constitute assurance that the audit of our consolidated financial statements has been carried out in accordance with the standards of the PCAOB or that our auditors are in fact independent.

Based on the reviews, reports and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that Aravive’s audited consolidated financial statements for the year ended December 31, 2020 and management’s assessment of the effectiveness of Aravive’s internal control over financial reporting be included in Aravive’s Annual Report on Form 10-K for the year ended December 31, 2020, for filing with the SEC. The Audit Committee has recommended, and the Board of Directors has approved, subject to stockholder ratification, the selection of BDO USA, LLP as Aravive’s independent registered public accounting firm for the year ending December 31, 2021.

Submitted by the Audit Committee of the Board of Directors.

Members of the Audit Committee**:

Michael Rogers, Chairman Amato Giaccia Eric Zhang

**Mr. Sigurd Kirk does not appear as a signatory to this Audit Committee Report because he was appointed to the Audit Committee in May 2021 and therefore was not a member of the Audit Committee during the fiscal year ended December 31, 2020.

1 The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not incorporated by reference in any filing of Aravive under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Fees Paid to the Independent Registered Public Accounting Firm

The following table sets forth the aggregate fees incurred by us for audit and other services rendered by BDO USA, LLP during the year ended December 31, 2020 and December 31, 2019:

	Fiscal Year Ended
	2020	2019
	(in thousands)
Audit Fees(1)	$247	$254
Audit-Related Fees(2)	—	—
Tax Fees(3)	50	54
All Other Fees(4)	—	—
Total Fees	$297	$308

(1)

Audit fees consist of fees billed for professional services rendered for the audit of our consolidated annual financial statements, review of the interim consolidated financial statements, the issuance of consent and comfort letters in connection with registration statement filings with the SEC and all services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements.

(2)	None.
(3)	Tax fees include fees billed in the fiscal periods shown for professional services for tax compliance.
(4)	None.

All fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of non-audit services by BDO USA, LLP in 2020 and 2019 is compatible with maintaining the principal accountant’s independence.

PROPOSAL 3

ADVISORY VOTE ON THE APPROVAL OF EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) enables our stockholders to cast an advisory vote on the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with SEC rules.  The advisory stockholder vote to approve the compensation of our named executive officers is often referred to as the “say-on-pay vote.” This say-on-pay vote will not be binding on us, the Board of Directors, or the Compensation Committee.

As described in detail in this Proxy Statement, our executive compensation program is designed to (1) align executive officers’ interests with those of our stockholders; (2) attract, motivate and retain executive officers; and (3) reward the achievement of our annual, long-term and strategic goals. Our executive officers are rewarded for the achievement of specific financial operating goals established by the Compensation Committee and the realization of increased stockholder value.

Our Compensation Committee continually reviews the compensation programs for our executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

The Board of Directors is asking our stockholders to indicate their support for our named executive officers’ compensation as disclosed in this Proxy Statement. This proposal gives our stockholders the opportunity to express their views on our executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement.

Accordingly, the Board of Directors will ask our stockholders to vote “FOR” the following resolution at the 2021 Annual Meeting:

“RESOLVED , that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the Proxy Statement for the 2021 Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Summary Compensation Table for fiscal year 2020, and the other related tables and disclosures).”

The say-on-pay vote is advisory, and therefore is not binding on us, the Compensation Committee or the Board of Directors. The Board of Directors and Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officers’ compensation as disclosed in this Proxy Statement, we will consider our stockholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Required Vote

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on this matter at the 2021 Annual Meeting is required to approve, on an advisory basis, the compensation of the Company’s named executive officers. In accordance with Delaware law, abstentions will be counted for purposes of determining the presence or absence of a quorum as are broker non-votes. Abstentions will have the same effect as a vote against the proposal and broker non-votes will not have an effect on the vote.

THE BOARD OF DIRECTORS AND COMPENSATION COMMITTEE UNANIMOUSLY RECOMMEND A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

Below is certain information regarding our executive officers who are not directors.

Name	Age	Position(s)	Served as an Officer Since

Vinay Shah	59	Chief Financial Officer	2018
Reshma Rangwala, M.D., Ph.D.	44	Chief Medical Officer	2020

Vinay Shah, Chief Financial Officer

Mr. Shah has served as our Chief Financial Officer since the Merger was completed on October 12, 2018.  Mr. Shah also served as the Chief Financial Officer of Aravive Biologics since 2010, initially as a consultant and from 2017 as an employee. Mr. Shah brings more than 18 years of financial management experience in the medical device and biopharmaceutical industries to our company. From 2008 until 2016, he served in various positions at Pacira Pharmaceuticals Inc., a specialty pharmaceutical company, including Executive Director of Finance and Executive Director of Strategy Analytics, initially as a consultant and since 2010 as an employee.

Before Pacira Pharmaceuticals Inc., Mr. Shah worked for Cardinal Health’s medical device group in various finance management positions. The group was subsequently consolidated and spun off as CareFusion and then sold to Becton, Dickinson and Company. His prior work experience includes positions at Pricewaterhouse Coopers LLP and KPMG in India and the Middle East. Mr. Shah received a Bachelor of Commerce degree from Ranchi University in India.  He is a Chartered Accountant from the Institute of Chartered Accountants in India and has an MBA from W.P. Carey School of Business at Arizona State University.

Reshma Rangwala, M.D., Ph.D., Chief Medical Officer

Dr. Rangwala has served as our Chief Medical Officer since September 28, 2020. Previously, from May 2017 until July 2020, she served as Vice President, Medical, at Genmab Inc. where she led the clinical development program for a first-in-class antibody drug conjugate and managed clinical strategy, protocol development, data monitoring, data analysis, study report authoring, and biologic licensing application preparations. From June 2012 until May 2017, Dr. Rangwala served as Executive Clinical Director at Merck & Co, where she was involved in the clinical development of KEYTRUDA in non-small cell lung cancer and gynecologic malignancies. She received her B.S. in Biology from Duke University and her M.D./Ph.D. from the University of Cincinnati College of Medicine. She completed her internal medicine residency at Barnes Jewish Hospital in St. Louis, MO and her medical oncology fellowship at the Hospital of the University of Pennsylvania.

EXECUTIVE COMPENSATION

We are a “smaller reporting company” under Item 10 of Regulation S-K promulgated under the Exchange Act and the following compensation disclosure is intended to comply with the requirements applicable to smaller reporting companies. Although the rules allow us to provide less detail about our executive compensation program, the Compensation Committee is committed to providing the information necessary to help stockholders understand its executive compensation-related decisions. Accordingly, this section includes supplemental narratives that describe the 2020 executive compensation program for our named executive officers.

Named Executive Officers. The following individuals are our “named executive officers” for the year ended December 31, 2020:

•	Gail McIntyre, our Chief Executive Officer and former Chief Scientific Officer
•	Vinay Shah, our Chief Financial Officer
•	Reshma Rangwala, our Chief Medical Officer
•	Rekha Hemrajani, our former President and Chief Executive Officer
•	Jay Shepard, our former President and Chief Executive Officer

Oversight of Executive Compensation

The compensation of our named executive officers is determined and approved by our Compensation Committee, in discussion with the Chief Executive Officer with respect to the other named executive officers.  The Chief Executive Officer does not participate in discussions or decisions regarding her own compensation.

We believe that in order to create value for our stockholders, it is critical to attract, motivate and retain key executive talent by providing competitive compensation packages. Accordingly, we design our executive compensation programs to:

•	attract, motivate and retain executives with the skills and expertise to execute our business plans;
•	reward those executives fairly over time for actions consistent with creating long-term stockholder value;
•	align the interests of our executive officers with those of our stockholders; and
•	provide compensation packages that are competitive, reasonable and fair within the highly competitive life sciences market for talented individuals.

The Compensation Committee uses the services of an independent compensation consultant who is retained by, and reports directly to, the Compensation Committee to provide the Compensation Committee with an additional external perspective with respect to its evaluation of relevant market and industry practices. At the end of 2019, the Compensation Committee retained Korn Ferry, as a third-party compensation consultant to assist the Compensation Committee in establishing overall compensation levels for 2020. Korn Ferry conducted analyses and provided advice on, among other things, the appropriate peer group, executive compensation for our executive officers and compensation trends in the life sciences industry. The peer group was recommended by Korn Ferry and chosen by the Compensation Committee in late 2019 based on the following parameters: biopharmaceutical companies that were developing oncology products, with a lead product in a similar phase of development (Phase 1 or 2 clinical trials) as well as other appropriate financial and organizational metrics.

SUMMARY COMPENSATION TABLE

The following table shows compensation awarded to or earned by our named executive officers, for the fiscal years ended December 31, 2020 and 2019.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Award ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)
Gail McIntyre, Ph.D.(5)
Chief Executive Officer	2020	$404,188	—	—	$848,641	$149,400	$8,882	$1,411,111
	2019	$325,000	—	—	$260,156	$120,250	$8,089	$713,495
Vinay Shah(6)
Chief Financial Officer	2020	$360,064	—	—	$314,691	$115,200	$6,726	$796,681
	2019	$335,000	—	—	$186,527	$123,950	$4,561	$650,038
Reshma Rangwala, M.D., Ph.D.(7)
Chief Medical Officer	2020	$108,582	—	—	$311,678	$33,200	$2,286	$455,745
	2019	—	—	—	—	—	—	—
Jay P. Shepard(8)
Former President and Chief Executive Officer	2020	$67,770		$73,840	$151,688	—	$29,996	$323,294
	2019	$506,763	—	—	$569,398	$231,250	$7,824	$1,315,235
Rekha Hemrajani(9)
Former President and Chief Executive Officer	2020	$131,538	—	$872,670	$1,690,637	—	$263,338	$2,958,183
	2019	—	—	—	—	—	—	—

(1)	There were no bonuses granted or paid in 2019 and 2020.

(2)

In accordance with SEC rules, this column reflects the aggregate fair value of the stock and option awards granted during the respective fiscal year computed as of their respective grant dates in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718 for stock-based compensation transactions (ASC 718). The valuation assumptions used in determining such amounts are described in Note 2 and Note 9 to our consolidated financial statements included in the 2020 Annual Report.

(3)

Amounts reported in the non-equity incentive compensation plan column represent awards earned based on the achievement of company goals for the fiscal year presented as determined by the Compensation Committee of the Board of Directors and was paid in the first quarter of 2020 and 2019.

(4)

All other compensation is primarily comprised of life insurance payments made by us and severance benefits provided to Mrs. Hemrajani and Mr. Shepard. In the case of Mrs. Hemrajani, this includes severance payments that totaled $237,500 and the cost of her monthly insurance premiums for group health insurance.  In the case of Mr. Shepard, this includes his monthly insurance premiums for group health insurance.

(5)	Dr. McIntyre became our Chief Scientific Officer on February 12, 2019 and served in such role until she became our Chief Executive Officer on April 8, 2020.

(6)	Mr. Shah became our Chief Financial Officer on October 12, 2018, when the Merger was completed.

(7)	Dr. Rangwala became our Chief Medical Officer on September 28, 2020.

(8)

Mr. Shepard stepped down as our President and Chief Executive Officer effective January 9, 2020 and became our chairman of the board until April 8, 2020 when he resigned. In connection with Mr. Shepard’s resignation, 208,705 unvested and outstanding equity awards were accelerated and the value realized for said shares equals $168,185.

(9)

Mrs. Hemrajani stepped down as our President and Chief Executive Officer effective April 8, 2020. In connection with Mrs. Hemrajani’s resignation, 50,000 unvested and outstanding equity awards were accelerated and the value realized for said shares equals $119,288.

NARRATIVE TO SUMMARY COMPENSATION TABLE

The three principal components of our executive compensation program for our named executive officers in 2020 were base salary, annual performance-based bonus and long-term equity compensation. Base salary provides financial stability and security through a fixed amount of cash for performing job responsibilities. Annual performance-based bonus and long-term equity incentive compensation are designed to reward achievement of the specific strategic goals that we believe will advance our business strategy and create long-term value for our stockholders.

Consistent with our goal of attracting, motivating and retaining a high-caliber executive team, our executive compensation program is designed to pay for performance. We utilize compensation elements that meaningfully align our named executive officer’s interests with those of our stockholders to create long-term value. As such, a significant portion of our Chief Executive Officer’s and other executive officers’ compensation is “at risk”, performance-based compensation, in the form of long-term equity awards and annual cash incentives that are only earned if we achieve measurable corporate metrics, as set forth in the table below.

Name	Fixed	"At Risk"	Annual Performance Bonus	Equity Incentives
Gail McIntyre, Ph.D.	31%	69%	16%	53%
Vinay Shah	44%	56%	18%	38%
Reshma Rangwala, M.D., Ph.D.	46%	54%	19%	35%

We do not have any formal policies for allocating compensation among salary, performance bonus awards and equity grants, short-term and long-term compensation or among cash and non-cash compensation. Instead, the Compensation Committee uses its judgment in determining a total compensation program for each named executive officer to recommend to the Board for its approval that is a mix of current, short-term and long-term incentive compensation, and cash and non-cash compensation, that it believes appropriate to achieve the goals of our executive compensation program and our corporate objectives.

Annual Base Salary

In January 2020, the Compensation Committee reviewed the base salaries for our named executive officers, the market data from Korn Ferry, the scope of each executive’s responsibilities, each executive’s prior experience and internal pay equity. After such review, Mr. Shah’s base salary was increased from $335,000 to $360,000 and Dr. McIntyre’s base salary for services as our Chief Scientific Officer was increased from $325,000 to $360,000 and again increased to $415,000 upon her appointment in April 2020 as our Chief Executive Officer. The named executive officers’ 2020 annual base salaries approved by the Compensation Committee were as follows:

Name	2020 Base Salary ($)
Gail McIntyre, Ph.D.	$415,000
Vinay Shah	$360,000
Reshma Rangwala, M.D., Ph.D.	$415,000

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to earn an annual performance-based cash bonus, which is designed to provide an appropriate incentive to our named executives to achieve defined annual corporate performance goals and to reward our executives for individual achievement towards these goals. The annual performance-based bonus each executive officer is eligible to receive is based on the individual’s target bonus, as a percentage of base salary. The amount of the performance-based bonus, if any, an executive earns may vary from year to year based on the achievement of certain corporate performance goals recommended by the Compensation Committee and communicated to our named executive officers each year, prior to or shortly following the beginning of the year to which they relate.

The corporate goals typically relate to our annual company goals and various business accomplishments which vary from time to time depending on our overall strategic objectives. The Compensation Committee may, but need not, establish a specific weighting amongst various corporate goals. The proportional emphasis on each goal may vary from time to time depending on our overall strategic objectives and the Compensation Committee’s and Board’s subjective determination of which goals have more impact on our performance.

After the end of the year, the Compensation Committee approves the extent to which the corporate goals have been achieved, based on management’s review and recommendation, however, our executives do not make recommendations with respect to their own achievement. Accordingly, whether or not any bonus is awarded is determined in the Compensation Committee’s discretion. Bonuses are not earned or vested until they are awarded and paid. The Compensation Committee also considers any significant corporate events or other significant accomplishments that were not contemplated at the beginning of the performance period in determining the extent to which the strategic goals were satisfied, such as the circumstances surrounding the feasibility of a goal being achieved.

Pursuant to their employment agreements or offer letters, each named executive officer was eligible to earn a 2020 target bonus represented as a percentage of base salary as set forth below.

Name	Target Bonus Percent
Gail McIntyre, Ph.D.	45%
Vinay Shah	40%
Reshma Rangwala, M.D., Ph.D.	40%

For 2020, the corporate goals primarily included clinical milestones, obtaining analyst coverage, financing milestones and hiring of an executive management team. In January 2021, after careful review, our Compensation Committee, concluded that we had achieved 80% of our corporate performance goals and therefore performance bonuses were paid based upon 80% of target bonuses.

2020 Performance-Based Awards

On January 25, 2021, the Compensation Committee approved 2020 bonus awards related to 2020 performance based on the level of attainment of the 2020 specified goals. Dr. McIntyre was paid a 2020 performance bonus of $149,400 (which represented 80% of her target bonus based on annualized base compensation of $415,000), Mr. Shah was paid a 2020 performance bonus of $115,200 (which represented 80% of his target bonus based on annualized base compensation of $360,000) and Dr. Rangwala was paid a 2020 performance bonus of $33,200 (which represented 80% of her target bonus based on annualized base compensation of $415,000 pro rated based on the portion of the year she was employed by us).

Long-Term Incentive Compensation

Equity incentives are a key component of our executive compensation program that the Compensation Committee believes motivate executive officers to achieve our business objectives by tying incentives to the appreciation of our common stock. During 2020, we granted equity awards in the form of stock options that vest over a four-year period. Our long-term, equity-based incentive awards are designed to align the interests of our named executive officers and our other employees, non-employee directors and consultants with the interests of our shareholders. Because vesting is based on continued service, our equity-based incentives also encourage the retention of our named executive officers through the vesting period of the awards.

We use stock options as the primary incentive vehicle for long-term compensation to our named executive officers because they are able to profit from stock options only if our stock price increases relative to the stock option’s exercise price. We generally provide initial grants in connection with the commencement of employment of our named executive officers as our Compensation Committee, determines appropriate. We also provide annual grants shortly following the end of each year.

On January 22, 2020, the Compensation Committee approved additional stock option grants to each of Mr. Shah and Dr. McIntyre to purchase 34,826 shares and 48,583 shares of our common stock, respectively, at an exercise price of $10.84 per share.

In January 2021, the Compensation Committee awarded stock option grants to our named executive officers in conjunction with the Board’s review of the 2020 corporate goals. Dr. McIntyre was granted stock options to purchase 165,000 shares at an exercise price of $5.95 per share. Mr. Shah was granted stock options to purchase 60,000 shares at an exercise price of $5.95 per share and Dr. Rangwala was granted stock options to purchase 10,000 shares at an exercise price of $5.95 per share.

Other Compensation

Health and Welfare Benefits

Our named executive officers are eligible to participate in all of our employee benefit plans, including our medical, dental, vision, group life and disability insurance plans, in each case on the same basis as other employees.

Employee Benefit Plans

Our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision, group life and accidental death and dismemberment insurance plans, in each case, on the same basis as all of our other employees. We maintain a 401(k) plan for the benefit of our eligible employees, including our named executive officers, as discussed in the section below entitled “401(k) plan.”

401(k) Plan

All of our employees, including our named executive officers, are eligible to participate in our 401(k) Plan, which is a retirement savings defined contribution plan established in accordance with Section 401(a) of the Internal Revenue Code of 1986, as amended ("Code"). Pursuant to our 401(k) Plan, employees may elect to defer their eligible compensation into the plan on a pre-tax basis, up to the statutorily prescribed annual limit of $19,500 in 2020 (additional salary deferrals not to exceed $6,000 are available to those employees 50 years of age or older) and to have the amount of this reduction contributed to our 401(k) Plan. In general, eligible compensation for purposes of the 401(k) plan includes an employee’s wages, salaries, fees for professional services and other amounts received for personal services actually rendered in the course of employment with us, to the extent the amounts are included in gross income, and subject to certain adjustments and exclusions required under the Code. The 401(k) Plan currently does not offer the ability to invest in our securities.

None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans, non-qualified defined contribution plans or pension plans sponsored by us.

Pension Benefits

We do not maintain any pension benefit plans.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

Employment Offer Letters, Severance and Change in Control Arrangements

We have entered into employment offer letters with each of our named executive officers. The offer letters provide for “at will” employment and set forth the terms and conditions of employment, including the initial annual base salary, target bonus opportunity, equity compensation, severance benefits and eligibility to participate in our employee benefit plans and programs. There are no ongoing guarantees of increases to future compensation such as base salary increases.  Our named executive officers were each required to execute our standard proprietary information and inventions agreement. The material terms of these employment offer letters are summarized below. These summaries are qualified in their entirety by reference to the actual text of the offer letters, which are filed as exhibits attached.

Gail McIntyre

During the years ended December 31, 2020 and 2019, Dr. McIntyre’s employment was at-will per the terms of an offer letter with Aravive Biologics, dated January 1, 2017, as amended February 6, 2019. Dr. McIntyre began work as a full-time employee of Aravive Biologics in January 2017 and was originally eligible to receive an annual salary of $264,000 and a bonus target of $39,600 and three months’ salary as severance in the event of certain terminations. On February 6, 2019, the Compensation Committee approved an increase in Dr. McIntyre’s annual base salary to $325,000 and her target bonus was increased to 40% of her annual base salary. In connection with Dr. McIntyre’s employment by Aravive Biologics, Dr. McIntyre was granted options to purchase shares of Aravive Biologics common stock, each of which were fully vested and were converted into options to purchase 59,281 shares of our common stock at the effective time of the Merger.

On March 26, 2020, we entered into an employment offer letter with Dr. McIntyre or the McIntyre Offer Letter that superseded the offer letter with Aravive Biologics that provided that provided, among other things, (i) for Dr. McIntyre to serve as our Chief Scientific Officer, (ii) an annual base salary of $360,000 for such service; (iii) a target bonus equal to 40% of Dr. McIntyre’s annual base salary.  In addition, Dr. McIntyre’s Offer Letter provides for severance payments upon certain conditions if we terminate her employment for any reason other than cause or permanent disability, and not in connection with a change in control and that upon a qualifying termination of employment in connection with a change of control, she would be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control”.

Effective as of April 8, 2020, upon her appointment as our Chief Executive Officer, we entered into an amendment or the 2020 Amendment to the McIntyre Offer Letter that we had entered into with Dr. McIntyre on March 26, 2020. The Amendment provides, among other things, (i) that Dr. McIntyre will serve as our President and Chief Executive Officer,(ii) an annual base salary of $415,000 for such service; (iii) a target bonus equal to 45% of Dr. McIntyre’s annual base salary; (iv) up to 12 months of salary continuation and reimbursement of COBRA coverage and  a pro-rated portion of her year-end target bonus contingent upon corporate goals being met,  if terminated for any reason other than Cause or Permanent Disability and not in connection with a Change in Control (as such terms are defined in the Offer Letter). Dr. McIntyre was also granted an option to purchase 80,000 shares of common stock vesting pro rata on a monthly basis over a four-year period.

On January 25, 2021, the Company entered into an amendment to the 2021 Amendment, to the McIntyre Offer Letter, as amended by the 2020 Amendment. The 2021 Amendment provides that Dr. McIntyre will receive: (i) effective as of January 1, 2021, an annual base salary of $500,000, less required deductions and withholdings, payable in accordance with our standard payroll schedule, for service as our Chief Executive Officer; and (ii) a target bonus equal to 50% of Dr. McIntyre’s annual base salary. All other terms of the McIntyre Offer Letter as amended by the 2020 Amendment remain in full force and effect. Dr. McIntyre was also granted an option to purchase 165,000 shares of the Company’s common stock with an exercise price of $5.95 per share and vesting pro rata on a monthly basis over a four- year period.

Vinay Shah

During the years ended December 31, 2018 and 2019, Mr. Shah’s employment was at-will per the terms of an offer letter with Aravive Biologics dated February 1, 2017 as later amended on May 30, 2018 and February 6, 2019 pursuant to which he was entitled to receive an annual base salary of $335,000 for 2019, an annual target bonus of 40% of his base salary and six months’ salary as severance in the event of certain terminations. Mr. Shah was granted options to purchase shares of Aravive Biologics common stock, each of which were fully vested and were converted into options to purchase 95,381 shares of our common stock at the effective time of the Merger.

On March 26, 2020, we entered into an employment offer letter with Mr. Shah or the Shah Offer Letter that superseded the offer letter with Aravive Biologics and provides that Mr. Shah will serve as our Chief Financial Officer on an “at will” basis with compensation that included a base salary of $360,000, which was increased to $370,800 in January 2021 and a target bonus equal to 40% of Mr. Shah’s annual base salary. In addition, the Shah Offer Letter provides for severance payments upon certain conditions if we terminate his employment for any reason other than cause or permanent disability, and not in connection with a change in control and that upon a qualifying termination of employment in connection with a change of control, he would be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control.”

Reshma Rangwala

Effective September 28, 2020, we appointed Dr. Reshma Rangwala as our Chief Medical Officer. Pursuant to the terms of our employment offer letter effective September 28, 2020 with Dr. Rangwala or the Rangwala Offer Letter, her employment with us is on an “at will” basis. Dr. Rangwala’s compensation for services provided as our Chief Medical Officer includes: (i) an annual base salary of $415,000; (ii) an annual cash bonus targeted at 40% of her base salary, dependent on performance with respect to both corporate and individual goals, as determined by our Board of Directors; (iii) a $50,000 retention bonus to be paid on the 18-month anniversary of the effective date of the offer letter, provided Dr. Rangwala is still employed with us; (iv) an option to purchase 75,000 shares of our common stock pursuant to our 2019 Equity Incentive Plan, with 25% to vest upon the 12-month anniversary of the effective date of the offer letter and the remainder to vest equally in monthly installments over a 36 month period at an exercise price to be determined by the Company’s Board when such option is granted. The. Rangwala Offer Letter also provides for severance payments upon certain conditions if we terminate her employment for any reason other than cause or permanent disability, and not in connection with a change in control and that upon a qualifying termination of employment in connection with a change of control, she would be entitled to certain severance payments and benefits, which are described below under “—Potential payments upon termination or change in control.”

Jay P. Shepard

On January 9, 2020, Mr. Shepard transitioned to the role of Chairman of the Board of Directors and resigned as our President and Chief Executive Officer. On January 9, 2020, we entered into a separation agreement with Mr. Shepard and a consulting agreement with Mr. Shepard.  The consulting agreement provided that, subject to execution of a release which is not revoked, in consideration for Mr. Shepard providing transition services to us, we agreed to pay Mr. Shepard (i) $150,000 over a six-month period, and (ii) reimbursement of six months of COBRA premiums during such period.  As a member of our Board of Directors and a consultant, his equity awards continued to vest.  The separation agreement contained a non-disparagement obligation on both parties and a standard release of claims on the part of Mr. Shepard. On January 9, 2020 the Compensation Committee issued to Mr. Shepard an option to purchase 5,075 shares of our common stock in accordance with our director compensation policy for his transition to Chairman of the Board of Directors.  On April 8, 2020, Mr. Shepard terminated his consulting agreement, resigned as a director and we entered into an agreement with Mr. Shepard that provides that he has the right to exercise vested options from three months to one year from the date of resignation and for acceleration of vesting of the options and restricted stock units granted to him that would have otherwise vested on or before the twelve-month anniversary of the resignation date.

Mr. Shepard served as our Chief Executive Officer from May 12, 2015 until his resignation as President and Chief Executive Officer in January 2020 pursuant to the terms of an employment offer letter that entered into on May 12, 2015 that was amended on February 28, 2019 and as amended provided for an annual salary at a rate of $500,000 with a target bonus equal to 50% of his annual base salary.

Rekha Hemrajani

On January 8, 2020, Rekha Hemrajani became our Chief Executive Officer and President, positions she held until her resignation on April 8, 2020. Pursuant to the terms of our employment offer letter dated January 8, 2020 with Ms. Hemrajani, Ms. Hemrajani’s compensation for services provided as our President and Chief Executive Officer included: (i) an annual base salary of $475,000; (ii) an annual cash bonus targeted at 50% of her base salary, dependent on performance with respect to both corporate and individual goals, as determined by our Board of Directors; (iii) an option to purchase 143,000 shares of our common stock and (iv) restricted stock units (“RSUs”) for 57,000 shares with each RSU representing the contingent right to receive, upon vesting of the RSU, one share of common stock.  The Offer Letter also contained various severance benefits upon certain events of termination.

Ms. Hemrajani’s offer letter provided that if we terminated her employment for any reason other than cause or permanent disability and not in connection with a change in control if Ms. Hemrajani (i) executed and did not revoke a release of claims within 60 days following the date she terminated employment with us, (ii) returned all of our property in her possession and (iii) resigned as a member of the Board of Directors, she would be entitled to (a) twelve months of salary continuation payments, (b) if she timely elected to continue her health insurance coverage under COBRA, we would pay a portion of her monthly COBRA premiums (at the same rate that we pay for active employees) for up to twelve months following the date she terminates employment with us (c) 12 months accelerated vesting of the stock options and RSUs awarded to Ms. Hemrajani and (e) up to 9 months post-termination to exercise any vested shares subject to such stock option.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Severance benefits other than in connection with a change in control

The McIntyre Offer Letter, Shah Offer Letter and Rangwala Offer Letter provide that if we terminate any of their employment for any reason other than Cause or Permanent Disability (as defined in the Offer Letters), and not in connection with a change in control, if they (i) execute and do not revoke a release of claims within 60 days following the date of termination of employment with us and (ii) returns all of our property in his or her possession he or she will be entitled to (a) twelve months for  Dr. McIntyre and nine months for Mr. Shah and Dr. Rangwala of salary continuation payments (b) if he or she timely elects to continue her health insurance coverage under COBRA, we will pay A portion of him or her monthly COBRA premiums (at the same rate that we pay for active employees) for up to twelve months following the date he or she terminates employment with us (c) 12 months accelerated vesting of stock options and RSUs awarded to him or her and (d) up to 9 months post-termination to exercise any vested shares subject to such option. In addition, if terminated in connection with a change of control, severance benefits will be those specified under our 2019 Equity Incentive Plan and our Change in Control Severance Plan, which provides for specified severance benefits to certain eligible officers and employees of our company set forth below. In addition, if during the twelve-month period commencing on the closing date of a Change in Control we terminate his or her employment for any reason other than Cause or death or disability or he or she resigns for Good Reason, all unvested equity awards will immediately vest, subject to certain restriction. In addition, under the 2019 Equity Incentive Plan, if involuntarily terminated in connection with certain corporate transactions, including a change in control, Dr. McIntyre would be eligible for full accelerated vesting of her outstanding stock options and RSUs.

Change in Control Severance Benefit Plan

We have adopted a change in control severance benefit plan, or the severance plan. The severance plan provides certain of our employees, including our currently employed Named Executive Officers, with severance payments and benefits upon certain qualifying terminations of employment within a one-year period following the closing of a change in control, as defined in the severance plan. The summary below is qualified by reference to the actual text of the severance plan, which is filed as an exhibit to the Form S-1, as amended, filed with the SEC on March 10, 2014.

Under the severance plan, in the event of a participant’s involuntary termination without cause (and not due to death or disability) or if a participant resigns for good reason, if the participant in the severance plan (i) executes and does not revoke a release of claims within 60 days following the date he terminates employment with us and (ii) returns all of our property in his possession, he will be entitled to cash severance equal to the sum of his or her monthly base salary and monthly annual bonus target, multiplied by a severance multiplier, which is 15 in the case of the Chief Executive Officer and 12 in the case of the Chief Financial Officer and Chief Scientific Officer. In addition, following a qualifying termination, if a participant timely elects to continue his health insurance coverage under COBRA, we will pay a portion of his monthly COBRA premiums for a period of specified months following the date of termination.

All stock awards which are vested and exercisable as of the date of a qualifying termination under the severance plan (including by virtue of the provisions of the applicable equity plan) will remain outstanding and exercisable until the earliest to occur of (i) the last day of the applicable severance period, which is 15 months in the case of the Chief Executive Officer and 12 months in the case of the Chief Financial Officer and Chief Scientific Officer (ii) the expiration of the original term of such stock awards.

If one of our named executive officers is entitled to severance benefits under the severance plan by virtue of a qualifying termination of employment within 12 months following a change in control, he would not be entitled to severance benefits under the terms of his offer letter.

In addition, the severance plan provides that, except as otherwise expressly provided in an agreement between us and a participant, if any payment or benefit a participant would receive in connection with a change in control would constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code and such payment or benefit would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then such payment or benefit will be equal to either (i) the largest portion of the change in control payment that would result in no portion of the payment or benefit being subject to the excise tax, or (ii) the largest portion, up to and including the total payment or benefit, whichever amount, after taking into account all applicable taxes, including the excise tax (all computed at the highest applicable marginal rate), would result in the participant’s receipt, on an after-tax basis, of the greatest economic benefit to the participant, notwithstanding that all or some portion of the payment or benefit may be subject to the excise tax. If a reduction is so required, the reduction will occur in the order specified in the severance plan.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table shows for the fiscal year ended December 31, 2020, certain information regarding outstanding equity awards at fiscal year-end for the Named Executive Officers. Each award issued to Dr. McIntyre, Mr. Shah, and Dr. Rangwala set forth below is subject to accelerated vesting upon a qualifying termination of his employment, as described under “—Potential Payments Upon Termination or Change in Control.”

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2020

		Option Awards(1)(2)
Name	Grant Date	Number of Securities Underlying Unexercised options (#) exercisable	Number of Securities Underlying Unexercised options (#) unexercisable	Option Exercise Price ($)	Option Expiration Date
Gail McIntyre, Ph.D.	6/15/2017(5)	29,641	—	$0.66	6/14/2027
	12/14/2017(5)	14,820	—	$0.90	12/13/2027
	3/20/2018(5)	14,820	—	$0.90	3/19/2028
	2/28/2019(2)	24,291	28,709	$5.83	2/27/2029
	1/22/2020(6)	11,133	37,450	$10.84	1/21/2030
	4/8/2020(6)	13,333	66,667	$6.16	4/7/2030
Vinay Shah	10/01/2014(5)	19,380	—	$0.24	9/30/2024
	6/15/2017(5)	38,001	—	$0.66	6/14/2027
	12/14/2017(5)	19,000	—	$0.90	12/13/2027
	3/20/2018(5)	19,000	—	$0.90	3/19/2028
	2/28/2019(2)	17,416	20,584	$5.83	2/27/2029
	1/22/2020(6)	7,980	26,846	$10.84	1/21/2030
Reshma Rangwala, M.D., Ph.D.	9/28/2020(2)	—	75,000	$4.95	9/27/2030
Jay Shepard (Former CEO)	12/28/2013(2)	13,148	—	$15.18	4/8/2021
	2/19/2014(2)	7,563	—	$48.99	4/8/2021
	5/11/2015(2)	51,500	—	$91.14	4/8/2021
	1/28/2016(3)	34,866	—	$64.08	4/8/2021
	1/27/2017(4)	24,150	—	$85.80	4/8/2021
	02/28/2019(2)	42,747	—	$5.83	4/8/2021
	1/09/2020(6)	5,075	—	$13.77	4/8/2021
Rekha Hemrajani (Former CEO)	1/9/2020(6)	35,750	—	$13.77	4/8/2021

(1)	Except as otherwise indicated, vesting of all options and RSU’s is subject to continued service on the applicable vesting date.
(2)

The shares subject to the stock options vest over a four-year period as follows: 25% of the shares underlying the options vest on the one-year anniversary of the vesting start date, and thereafter 1/48th of the shares vest each month.

(3)	4/48th of the shares subject to the option became exercisable on May 28, 2016, and the balance of the shares vest and become exercisable monthly thereafter.
(4)	1/48th of the shares subject to the option become exercisable monthly measured from the date of the grant.
(5)	The shares subject to these options vested in full upon the closing of the Merger and were assumed by us in the Merger.
(6)	These options became fully vested on April 8, 2020 upon the departure of the officer or director.

Treatment of stock awards under the 2019 Equity Incentive Plan (the “2019 Plan”)

The 2019 Plan, provides that in the event of certain corporate transactions, as defined in the 2019 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award:

The surviving or acquiring corporation (or its parent) may assume, continue or substitute similar stock awards for outstanding stock awards under the 2019 Plan and any reacquisition or repurchase rights held by us may be assigned to the surviving or acquiring corporation (or its parent);

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction will be accelerated in full to a date prior to the effective time of such corporate transaction (contingent upon the effectiveness of the corporate transaction),  and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of such corporation transaction, and any reacquisition or repurchase rights held by us will lapse, contingent upon the effectiveness of such corporate transaction;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has terminated prior to the effective time of the corporate transaction will not be accelerated and all unvested stock awards held by such participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, but any reacquisition or repurchase rights held by us may continue to be exercised notwithstanding such corporate transaction; or

To the extent a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Board of Directors may provide that the holder of the stock award may not exercise the stock award, but instead will receive a payment, in such form as may be determined by the Board of Directors, equal in value to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award over any exercise price payable by such holder in connection with such exercise. In addition, any escrow, holdback, earn out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2019 Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

For purposes of the 2019 Plan,  a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Treatment of stock awards under the 2014 Plan

The 2014 Plan, provides that in the event of certain corporate transactions, as defined in the 2014 Plan, the following provisions will apply to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award:

The surviving or acquiring corporation (or its parent) may assume, continue or substitute similar stock awards for outstanding stock awards under the 2014 Plan and any reacquisition or repurchase rights held by us may be assigned to the surviving or acquiring corporation (or its parent); provided, that if any such stock awards are so assumed, continued or substituted, if a participant incurs an involuntary termination on or within 12 months following the date of such corporate transaction, any unvested shares subject to such assumed, continued or substituted stock awards will vest in full as of the date of such termination;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction will be accelerated in full to a date prior to the effective time of such corporate transaction, and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of such corporation transaction, and any reacquisition or repurchase rights held by us will lapse, contingent upon the effectiveness of such corporate transaction;

To the extent that outstanding stock awards are not so assumed, continued or substituted, the vesting and, if applicable, exercisability of any such stock awards held by participants whose continuous service has terminated prior to the effective time of the corporate transaction will not be accelerated and all unvested stock awards held by such participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, but any reacquisition or repurchase rights held by us may continue to be exercised notwithstanding such corporate transaction; or

To the extent a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the Board of Directors may provide that the holder of the stock award may not exercise the stock award, but instead will receive a payment, in such form as may be determined by the Board of Directors, equal in value to the excess, if any, of the value of the property the participant would have received upon exercise of the stock award over any exercise price payable by such holder in connection with such exercise.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control, as defined in the 2014 Plan, as may be provided in the stock award agreement for such stock award or in any other written agreement between us and a participant, but in the absence of such a provision, no such acceleration will occur.

For purposes of the 2014 Plan, an involuntary termination generally means, during the 12 months following the closing of a corporate transaction or change in control, either (i) a termination of service other than for cause (as defined in the 2014 Plan) or (ii) a voluntary resignation following: a material diminution in the participant’s base salary; a material diminution in the participant’s authority, duties, position or responsibilities; a material diminution in the authority, duties, position or responsibilities of the participant’s supervisor (including a requirement that a participant report to a corporate officer or employee instead of directly to the Board of Directors); a material diminution in the budget over which the participant retains authority; a relocation of the participant’s principal place of work to a location more than 50 miles away from the principal place of work prior to the consummation of a corporate transaction or a change in control; or any other act or omission that constitutes a material breach by us of the 2014 Plan.

Treatment of stock options under the Aravive Biologics, Inc 2010 and 2017 Equity Incentive Plans

In connection with the Merger, we assumed the Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans. The Aravive Biologics, Inc. 2010 and 2017 Equity Incentive Plans provide that in the event of certain corporate transactions, as defined in the plans, the Board of Directors may take one or more of the following actions with respect to outstanding stock awards, unless otherwise provided in a stock award agreement or any other written agreement between us and a participant, or unless otherwise expressly provided by the Board of Directors at the time of grant of a stock award: each outstanding stock award may be assumed or continued or an equivalent stock award may be substituted by a successor corporation and any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to prior stock awards may be assigned to the successor corporation. The plans also provide that in the event of a specified corporate transaction the Board of Directors may determine to accelerate the vesting, in whole or in part of a stock award, with such stock award becoming fully vested and exercisable prior to the corporate transaction arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award or cancel or arrange for the cancellation of a stock award in exchange for cash consideration. Any awards that have not been assumed, continued, substituted, or exercised prior to the corporate transaction will terminate at the closing of the transaction. All options issued under the Aravive Biologics, Inc 2010 and 2017 Equity Plans that were outstanding on the closing of the Merger vested upon the closing of the Merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of July 20, 2021 by: (i) each director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by us to be beneficial owners of more than five percent of its common stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% stockholders other than executive officers and directors:
Invus Public Equities, L.P and its affiliated entities(2)	1,311,291	6.3%
Raymond Tabibiazar, M.D.(3)	1,612,687	7.8%
Named Executive officers and directors:
Fredric N. Eshelman, Pharm. D.(4)	3,828,894	18.5%
Amato Giaccia, Ph.D.(5)	1,186,033	5.7%
Michael W. Rogers(6)	20,019	*
Eric Zhang(7)	895,274	4.3%
Vinay Shah(8)	332,508	1.6%
Gail McIntyre, Ph.D(9)	175,168	*
Reshma Rangwala, M.D., Ph.D.(10)	1,458	*
Peter T. C. Ho, M.D., Ph.D.(11)	7,960	*
John Hohneker, M.D.(12)	6,960	*
Sigurd C. Kirk(13)	6,960	*
Jay Shepard(14)	0	0
Rekha Hemrajani(15)	0	0
All current executive officers and directors as a group (10 persons)(16)	6,461,235	30.2%

*	Represents beneficial ownership of less than one percent (1%) of the outstanding common stock.

(1)

This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 20,714,004 shares outstanding on July 20, 2021, adjusted as required by rules promulgated by the SEC. Beneficial ownership of shares is determined in accordance with the rules of the SEC and includes voting and investment power with respect to the shares. Shares of common stock subject to outstanding options that are exercisable within 60 days of July 20, 2021 are deemed outstanding for computing the percentage of ownership of the person holding such options. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Aravive, Inc., River Oaks Tower, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

(2)

Information is based upon a Schedule 13G/A filed with the SEC on February 16, 2021 by Invus Public Equities, L.P (“Invus Public Equities”)., Invus Public Equities Advisors, LLC (“Invus PE Advisors”),  Artal Treasury Limited (“Artal Treasury”),Artal International S.C.A (“Artal International”), Artal International Management S.A. (“Artal Management”), Artal Group S.A. (“Artal Group”), Wetsend S.A.(“Westend”), Stichting Administratiekabntoor Westland (“Stichting”)and Mr. Amaury Wittouck (“Wittock”).  Invus Public Equities directly holds the 1,311,291 shares of common stock. Invus PE Advisors, as the general partner of Invus Public Equities, controls Invus Public Equities and accordingly may be deemed to beneficially own the shares held by Invus Public Equities. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the Shares that Artal International may be deemed to beneficially own. Artal Group, as the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the Shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the Shares that Artal Group may be deemed to beneficially own. The Stichting, as majority shareholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the Shares that Westend may be deemed to beneficially own. As of January 11, 2021, Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the Shares that the Stichting may be deemed to beneficially Artal International, as its Geneva branch is the sole stockholder of Artal Treasury, may be deemed to beneficially own the shares that Artal Treasury may be deemed to beneficially own. Artal International Management, as the managing partner of Artal International, controls Artal International and, accordingly, may be deemed to beneficially own the shares that Artal International may be deemed to beneficially own. Artal Group, as the parent company of Artal International Management, controls Artal International Management and, accordingly, may be deemed to beneficially own the shares that Artal International Management may be deemed to beneficially own. Westend, as the parent company of Artal Group, controls Artal Group and, accordingly, may be deemed to beneficially own the shares that Artal Group may be deemed to beneficially own. The Stichting, as the majority shareholder of Westend, controls Westend and, accordingly, may be deemed to beneficially own the shares that Westend may be deemed to beneficially own. As of January 11, 2021, Mr. Wittouck, as the sole member of the board of the Stichting, controls the Stichting and, accordingly, may be deemed to beneficially own the shares that the Stichting may be deemed to beneficially own. The address for Invus Public Equities and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, New York 10022.  The address for Artal Treasury is Suite 4, Borough House, Rue du Pree, St. Peter Port, Guernsey GYI 3JJ.  The address for Artal International, Artal International Management and Artal Group, Westend is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg.  The address for Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands. The address for Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg.

(3)

Information is based upon a Schedule 13D filed with the SEC on April 12, 2021. Includes an aggregate of 611,936 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021. The address for Dr. Tabibiazar is c/o 526 Ventures, 245 First Street, 18th Floor, Cambridge, Massachusetts 02142.

(4)	Includes an aggregate of 22,796 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(5)	Includes 244,153 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(6)	Includes 20,019 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(7)	Includes an aggregate of 35,508 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(8)	Includes an aggregate of 141,666 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(9)	Includes an aggregate of 164,031 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(10)	Includes an aggregate of 1,458 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(11)	Includes an aggregate of 6,960 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(12)	Includes an aggregate of 6,960 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(13)	Includes an aggregate of 6,960 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(14)	No shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(15)	No shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.
(16)	Consists of 5,810,723 shares held by the directors and current executive officers and an aggregate of 650,512 shares issuable pursuant to stock options exercisable within 60 days of July 20, 2021.

The following table presents information as of December 31, 2020 with respect to shares of our common stock that may be issued under our existing equity compensation plans, including the 2009 Stock Plan, 2014 Plan, the 2019 Plan and the 2014 Employee Stock Purchase Plan. We do not maintain any equity incentive plans that have not been approved by shareholders.

Equity Compensation Plan Information

Plan Category	Number of securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plan approved by security holders (1)
2009 Stock Plan	—	—	—
2014 Equity Incentive Plan	216,384	$7.66	—
2014 Employee Stock Purchase Plan	—	—	305,440
2019 Equity Incentive Plan	862,015	$21.74	1,600,703
Total	1,078,399	$9.59	1,906,143

(1)

This table does not present information regarding equity awards under the Aravive Biologics, Inc. 2010 Equity Incentive Plan and the Aravive Biologics, Inc. 2017 Equity Incentive Plan that were assumed by us in connection with the Merger. As of December 31, 2020, an additional 1,095,377 shares of our common stock were subject to options outstanding that were assumed in the Merger having a weighted average exercise price of $0.41 per share.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Related-Person Transactions Policy And Procedures

In 2014, we adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we and any “related person” are participants involving an amount that exceeds $100,000. Transactions involving compensation for services provided to us as an employee, director, consultant, or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of our company, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether any alternative transactions were available. To identify related-person transactions in advance, we rely on information supplied by its executive officers, directors, and certain significant stockholders. In considering related-person transactions, the Audit Committee takes into account the relevant available facts and circumstances including, but not limited to (i) the risks, costs and benefits to us, (ii) the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated, (iii) the terms of the transaction, (iv) the availability of other sources for comparable services or products and (v) the terms available to or from, as the case may be, unrelated third parties or to or from employees generally. In the event a director has an interest in the proposed transaction, the director must recuse himself or herself form the deliberations and approval. The policy requires that, in determining whether to approve, ratify or reject a related-person transaction, the Audit Committee consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as the Audit Committee determines in the good faith exercise of its discretion.

Certain Related-Person Transactions

The following is a summary of transactions since January 1, 2019 and all currently proposed transactions, to which we have been a participant, in which:

•	the amounts exceeded or will exceed $120,000; and

•

any of the directors, executive officers or holders of more than 5% of the respective capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest other than as set forth under “Executive Compensation” and “Director Compensation”.

On December 2, 2019, Samsara BioCapital LP, invested approximately $1,000,000 in our public offering and acquired 133,333 shares in the offering. Dr. Akkaraju, a member of our Board of Directors at that time, was a managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital LP. an affiliate of Srini Akkaraju.

On April 8, 2020, pursuant to the terms of an Investment Agreement that we entered into with, Eshelman Ventures, LLC, a North Carolina limited liability company, and, solely for purposes of certain provisions of the Investment Agreement, Fredric N. Eshelman, Eshelman Ventures, LLC purchased 931,098 shares of our common stock, (the “Purchased Shares”), for an aggregate purchase price of approximately $5,000,000. We agreed to use commercially reasonable efforts to file and cause to be declared effective prior to the six-month anniversary of the acquisition date a shelf registration statement on Form S-3 with respect to those Purchased Shares that are not otherwise registered under the Securities Act of 1933, as amended, which registration statement was declared effective on July 13, 2020.

On December 31, 2020, we entered into a consulting agreement (the “Consulting Agreement”) with Dr. Tabibiazar pursuant to which he has agreed to provide consulting services to us from time to time. The Consulting Agreement has a one-year term and automatically renews for successive one-year periods unless sooner terminated. The Consulting Agreement may be terminated by either party at any time without cause upon fifteen (15) days’ written notice. As compensation, we agreed to amend the terms of Dr. Tabibiazar’s option grants issued under our equity compensation plan(s) to extend the exercisability date of each option until the earlier of (1) one year following the termination by either Dr. Tabibiazar or us of the Consulting Agreement and (2) the latest date on which the options expire as set forth in the applicable award agreements. In addition, Dr. Tabibiazar agreed not to (A) offer for sale, sell, pledge or otherwise transfer or dispose of any our securities, or securities convertible into or exercisable or exchangeable for shares of our common stock, (B) to enter into any swap or other derivate transaction that transfers any of the economic benefits or risks of ownership of shares of our common stock or (C) to publicly disclose his intention to do any of the foregoing until April 5, 2021.

On February 12, 2021, we entered into the Purchase Agreement, with Eshelman Ventures relating to the issuance and sale of 2,875,000 shares of the Company’s common stock at a price per share of $7.29. The Offering closed on February 18, 2021 and we received aggregate gross proceeds from the offering of approximately $21.0 million.

Since January 1, 2019, there have been no transactions other than the transactions described above, the compensation arrangements which are described under “Executive Compensation” and “Director Compensation” and the entry into our standard form of indemnification agreements described below with directors and executive officers, and there are no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest.

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and our amended and restated bylaws provide that we will indemnify each of our directors to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and amended and restated bylaws also provide the Board of Directors with discretion to indemnify our officers and employees when determined appropriate by the board. In addition, we have entered and expect to continue to enter into agreements to indemnify our directors and executive officers.

Independence of the Board of Directors

The Board of Directors undertook a review of the independence of the members of the Board of Directors and considered whether any director has a material relationship with our company that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Directors has determined that all of our current directors, except Dr. McIntyre, due to her position as Chief Executive Officer of our company, is “independent” as that term is defined under the rules of Nasdaq. As a result, Dr. Eshelman, Dr. Giaccia, Mr. Rogers, Mr. Zhang, Dr. Hohneker, Dr. Ho and Mr. Kirk are deemed to be “independent” as that term is defined under the rules of Nasdaq.

NO DISSENTERS’ RIGHTS

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ANNUAL REPORT/FORM 10-K

Aravive’s 2020 Annual Report is being mailed to certain stockholders concurrently with this Proxy Statement. Copies of the 2020 Annual Report and any amendments thereto, as filed with the SEC, may be obtained without charge by writing to Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098, Attention: Corporate Secretary. A complimentary copy may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at https://aravive.com/.

NOTICE REGARDING DELIVERY OF STOCKHOLDER D OCUMENTS

(“HOUSEHOLDING” INFORMATION)

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering a single copy of these materials to an address shared by two or more Aravive stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. A number of brokers and other intermediaries with account holders who are our stockholders may be householding our stockholder materials, including this Proxy Statement. In that event, a single proxy statement, as the case may be, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or other intermediary that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker or other intermediary otherwise when you receive or received the original notice of householding. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker or other intermediary to discontinue householding and direct your written request to receive a separate proxy statement to us at: Aravive, Inc., Attention: Corporate Secretary, 3730 Kirby Drive, Suite 1200, Houston, Texas 77098 or by calling us at (936) 355-1910. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker or other intermediary.

STOCKHOLDER PROPOSALS FOR THE 2022 ANNUAL MEETING

Stockholders who intend to present proposals for inclusion in next year’s proxy materials at the 2022 Annual Meeting of Stockholders under SEC Rule 14a-8 must ensure that such proposals are received by the Corporate Secretary of the Company not later than March 25, 2022. Such proposals must meet the requirements of our Bylaws and the SEC to be eligible for inclusion in our 2022 proxy materials.

Generally, timely notice of any director nomination or other proposal that any stockholder intends to present at the 2022 Annual Meeting, but does not intend to have included in the proxy materials prepared by the Company in connection with the 2022 Annual Meeting, must be delivered in writing to the Corporate Secretary at the address above not less than 90 days nor more than 120 days before the first anniversary of the prior year’s meeting. However, if we hold the 2022 Annual Meeting on a date that is not within 30 days before or 30 days after such anniversary date, we must receive the notice not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2022 Annual Meeting is first made. As a result stockholders who intend to present proposals at the 2022 Annual Meeting under these provisions must give written notice to the Corporate Secretary, and otherwise comply with the Bylaw requirements, no earlier than the close of business on May 13, 2022, and no later than the close of business on June 12, 2022. In addition, the stockholder’s notice must set forth the information required by our Bylaws with respect to each stockholder making the proposal and each proposal that such stockholder intends to present at the 2022 Annual Meeting. All proposals should be addressed to the Corporate Secretary, Aravive, Inc., 3730 Kirby Drive, Suite 1200, Houston, Texas 77098.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of Aravive knows of no other matters to be presented for stockholder action at the 2021 Annual Meeting. However, other matters may properly come before the 2021 Annual Meeting or any adjournment or postponement thereof. If any other matter is properly brought before the 2021 Annual Meeting for action by the stockholders, proxies in the enclosed form returned to Aravive will be voted in accordance with the recommendation of the Board of Directors.

By order of the Board of Directors,

/s/ Gail McIntyre
Gail McIntyre Chief Executive Officer and Director

Houston, Texas

July 23, 2021

Aravive, Inc.

3730 Kirby Drive, Suite 1200

Houston, Texas 77098

SUBMIT A PROXY TO VOTE BY INTERNET - http://www.voteproxy.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 9, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS -

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

SUBMIT A PROXY TO VOTE BY MAIL -

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided.

		For	Withhold	For All	To withhold authority to vote for any individual
		All	All	Except	nominee(s), mark “For All Except” and write the
The Board of Directors recommends you vote FOR the election of each of the following:					number(s) of the nominee(s) on the line below.

1.	Election of Directors	☐	☐	☐

Nominees:

01 Fredric N. Eshelman 02 Sigurd C. Kirk

The Board of Directors recommends you vote FOR the proposals 2 and 3	For	Against	Abstain

2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for our fiscal year ending on December 31, 2021.	☐	☐	☐

3.	To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership,please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

ARAVIVE, INC.

2021 Annual Meeting of Stockholders

September 10, 2021 8:00 A.M. Eastern Time

This proxy is solicited by the Board of Directors

The undersigned stockholder hereby appoints Gail McIntyre and Vinay Shah, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of ARAVIVE, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M., Eastern Time, on September 10, 2021 at The Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina, 27513, or any adjournment or postponement thereof. The purpose of the 2021 Annual Meeting and the matters to be acted on are stated in the accompanying Notice of Annual Meeting of Stockholders. The Board of Directors knows of no other business that will come before the 2021 Annual Meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side